EXHIBIT 99.1
                                                                   ------------

                                                          [NEXEN LOGO OMITTED]

                         NEXEN INC. 801 - 7th Ave SW Calgary, AB Canada T2P 3P7
                               T 403 699-4000  F 403 699-5776  www.nexeninc.com

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N E W S   R E L E A S E

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                                                          For immediate release


           NEXEN REPORTS STRONG SECOND QUARTER CASH FLOW AND EARNINGS


SECOND QUARTER HIGHLIGHTS:

    o   CASH FLOW OF $2.78 PER SHARE, EARNINGS OF $1.55 PER SHARE
    o   PRODUCTION BEFORE ROYALTIES AVERAGES 215,000 BOE/D
    o   PRODUCTION AFTER ROYALTIES EXPECTED TO GROW APPROXIMATELY 50% IN 2007
    o BUZZARD PROJECT APPROXIMATELY 95% COMPLETE--PROJECT ON SCHEDULE AND ON BUDGET
    o LONG LAKE PROJECT ON SCHEDULE--POTENTIAL COST OVERRUN UP TO 10% IF COST TRENDS CONTINUE
    o   SUCCESSFUL  APPRAISAL WELL ON ALAMINOS  CANYON BLOCK 856 IN THE GULF OF
        MEXICO

                                                 THREE MONTHS ENDED     SIX MONTHS ENDED
                                                       JUNE 30               JUNE 30
                                                --------------------  --------------------
(Cdn$ millions)                                   2006         2005      2006        2005
------------------------------------------------------------------------------------------
Production (mboe/d)(1)
       Before Royalties(2,3)                       215          251       219         255
       After Royalties(2,3)                        158          180       159         182
Net Sales                                        1,039          976     2,019       1,892
Cash Flow from Operations(4)                       729          623     1,402       1,143
       Per Common Share ($/share)(4)              2.78         2.39      5.35        4.40
Net Income                                         406          200       327         237
       Per Common Share ($/share)                 1.55         0.77      1.25        0.91
Capital Expenditures                               819          676     1,551       1,275
------------------------------------------------------------------------------------------

1 Production includes our share of Syncrude oil sands. US investors should read the Cautionary Note to US Investors at the end of this release.
2 Second quarter 2005 volumes include approximately 19 mboe/d before royalties and 14 mboe/d after royalties of production related to asset dispositions completed in the third quarter of 2005.
3 First half 2005 volumes include approximately 19 mboe/d before royalties and 14 mboe/d after royalties of production related to asset dispositions completed in the third quarter of 2005.
4 For reconciliation of this non-GAAP measure see Cash Flow from Operations on pg 7.


CALGARY, ALBERTA, JULY 13, 2006 - Strong benchmark crude oil prices and narrowing differentials resulted in cash flow of $729 million and earnings of $406 million for the quarter. Included in cash flow is $74 million of proceeds from business interruption insurance in the UK. Included in earnings are $37 million related to the UK insurance and $32 million related to reductions in corporate tax rates in Canada.

During the quarter, we purchased put options on approximately 38 million barrels of crude oil production in calendar year 2007. These options establish a WTI floor price of US$50/bbl on these volumes and were purchased for approximately US$24 million (US$0.63/bbl). These put options provide us with a base level of price protection without limiting our upside in a sustained high price environment.

"We had another strong quarter financially and operationally," said Charlie Fischer, Nexen's President and CEO. "With the platforms now installed at Buzzard in the North Sea, we are another step closer to delivering strong production growth later this year."

OIL AND GAS PRODUCTION

                                PRODUCTION BEFORE ROYALTIES           PRODUCTION AFTER ROYALTIES
Crude Oil, NGLs and           Q2 2006               Q1 2006         Q2 2006                Q1 2006
Natural Gas (mboe/d)
-------------------------------------------------------------   -----------------------------------
Yemen                           95                    102             52                      54
North Sea                       23                     20             23                      20
Canada                          38                     40             31                      33
United States                   35                     39             30                      34
Other Countries                  7                      6              6                       5
Syncrude                        17                     15             16                      13
                           ----------------------------------   -----------------------------------
TOTAL                           215                   222             158                    159
                           ----------------------------------   -----------------------------------

Our second quarter production averaged 215,000 boe/d (158,000 boe/d after royalties). This was less than the first quarter due primarily to lower well productivity at BAK-B in Yemen Block 51. In the Gulf of Mexico, approximately 4,000 boe/d of pre-storm production remains shut-in due to pipeline damage caused by last year's hurricanes. This production is expected to be restored later this year.

The Syncrude expansion came on-line in early May, increasing our share of production from Syncrude to over 25,000 bbls/d. The expansion was subsequently shut down on May 18 due to odour emissions. The modifications required to eliminate the odours are underway and the expansion is expected to resume operations in late July.

"We expect our 2006 annual production to average between 220,000 and 240,000 boe/d before royalties," said Fischer. "Production is expected to increase later this year as we bring the Syncrude expansion back on-line, bring on another development well at Aspen in the Gulf of Mexico and commence production at Buzzard. Where we end up in our range will largely be determined by the productivity of the Aspen well and the timing of first oil from Buzzard."

BUZZARD ON TRACK FOR FIRST OIL IN LATE 2006

Our Buzzard project remains on schedule and on budget. It is approximately 95% complete and first oil is scheduled for late this year.

During the quarter, we installed the production deck and the utilities and quarters deck, together with the connecting bridges and the flare boom. With the successful installation of the facilities, final hook-ups and commissioning are underway.

"The installation of the decks is a major milestone for this world-class project," said Fischer. "We look forward to seeing first oil from Buzzard late this year."

The initial field development will consist of eight development and four injection wells. To date, six development wells and three injection wells have been drilled. Additional drilling will follow to sustain deliverability and optimize field recovery.

The Buzzard facility is designed to process up to 200,000 bbls/d of oil and 60 mmcf/d of gas. At its peak, our share of production is expected to be approximately 85,000 boe/d and generate between $1.6 and $1.7 billion of annual pre-tax cash flow, assuming oil prices of US$50/bbl. We have a 43.2% operated working interest in Buzzard.

LONG LAKE PROJECT UPDATE

The Long Lake project remains on schedule. With over 75% of the project's costs committed, field labour is the major remaining cost uncertainty. Labour and associated support costs have been higher than expected and labour productivity has been lower than forecast. We are taking actions to improve productivity and are seeing improvements. However, incorporating current market conditions and labour productivity to date, our projections indicate that total costs could be up to 10% higher than the $3.8 billion budget ($1.9 billion net to Nexen).

"We are an industry leader in insitu oil sands development and have been able to attract the labour we need to keep to our schedule. We are making excellent progress on the project," said Fischer. "Long Lake is an outstanding project that will produce for over 40 years. Going forward, our focus is on completing this project on time and for as close to our original budget as possible."

All SAGD wells have been drilled and completed. SAGD module fabrication is complete with over 90% of modules on site. Upgrader module fabrication is advancing with over 90% of modules completed and approximately 80% of modules on site. SAGD construction is over 75% complete while the upgrader is approximately 50% complete.

We are on track to begin steam injection in late 2006 and begin operation of the upgrader in the second half of 2007. Production capacity for this phase is approximately 60,000 bbls/d (30,000 bbls/d net to Nexen) of premium synthetic crude.

Our plan is to expand oil sands production to approximately 240,000 bbls/d (120,000 bbls/d net to Nexen) over the next 10 years. Three additional phases of 60,000 bbls/d (30,000 bbls/d net to Nexen) are planned using the same technology and design as Long Lake. We are currently progressing Phase 2 development. We have completed the seismic and core hole drilling programs, ordered several major vessels and are finalizing regulatory applications. With sanctioning anticipated in 2008, Phase 2 is expected to commence synthetic crude oil production in 2011.

COALBED METHANE (CBM) DEVELOPMENT CONTINUES

In Canada,  we continue to develop CBM from Mannville  coals. We currently have
eight  rigs  drilling  and  have  completed   construction  of  gas  processing
facilities with a capacity of 94 mmcf/d (38 mmcf/d net to Nexen).

Our CBM production is currently five mmcf/d and we expect this to increase to over 30 mmcf/d by year-end. We expect further growth as we continue to drill development wells and complete additional processing capacity. We expect to add at least 150 mmcf/d of production by 2011, generating attractive full-cycle rates of return.

"We are excited about our Mannville CBM opportunities," said Fischer. "Results from our horizontal drilling program have exceeded our expectations and our longer term production target is based on developing less than half of our CBM lands, giving us significant opportunity to further develop and sustain our growth here."

OFFSHORE WEST AFRICA UPDATE

On Nigeria block OPL-222, the preliminary Usan field development plan remains with Nigerian governmental agencies for approval. Basic engineering and tendering of contracts for a multi-well development plan is proceeding. The current plan consists of a floating production, storage and offloading vessel capable of handling peak production rates of 160,000 bbls/d of oil, and with a storage capacity of two million barrels. The partners expect to formally sanction the project following government approval of the field development plan. Exploration and appraisal of additional opportunities on the block continues. We have a 20% interest in this exploration and development program.

EXPLORATION DRILLING UPDATE

In the Gulf of Mexico, the Alaminos Canyon Block 856 No. 2 well encountered 85 feet of oil pay in the main objective. This well was a follow up to the Alaminos Canyon Block 856 No. 1 well which encountered 290 feet of oil pay. We are currently evaluating development options for this block, which is located approximately 240 miles south of Houston and is immediately west of the Great White discovery. We have a 30% non-operated interest in the block and a 10% non-operated interest in the Tobago discovery, located approximately seven miles east of Great White.

In the Gulf of Mexico, we are currently drilling exploration wells at West Cameron 135 and at Ringo Shallow on Mississippi Canyon 546. We have a 60% operated working interest at West Cameron 135 and a 50% operated working interest at Ringo Shallow.

To date, we have drilled five exploration wells at BAK-K on Block 51 in Yemen. One well is a small oil discovery, three wells were dry and abandoned and one will be tested during the third quarter. We plan to drill a further exploration well in the third quarter. BAK-K is located approximately 65 kilometers northwest of our processing facilities.

CAPITAL UPDATE

Our capital budget for 2006 is $2.9 billion. This amount could increase by 10% as we accelerate investment in CBM, pursue additional drilling opportunities and allow for higher costs at Aspen and Long Lake. We invested $1.6 billion during the first six months of the year.

We are planning to drill additional wells in the North Sea, Yemen and in our Canadian conventional operations. In addition, we plan to acquire and evaluate additional acreage in the oil sands, the Gulf of Mexico, Canadian CBM and offshore West Africa.

ACTIVE SECOND HALF

The second half of the year will be very exciting. Buzzard is expected to begin producing late this year. At Long Lake we expect to begin injecting steam into the reservoir late this year. Our exploration program remains active as we expect to drill up to 15 wells in the Gulf of Mexico, the North Sea, Yemen, Colombia and offshore West Africa.


QUARTERLY DIVIDEND

The Board of Directors has declared the regular quarterly dividend of $0.05 per common share payable October 1, 2006, to shareholders of record on September 10, 2006.

Nexen Inc. is an independent, Canadian-based global energy company, listed on the Toronto and New York stock exchanges under the symbol NXY. We are uniquely positioned for growth in the North Sea, deep-water Gulf of Mexico, the Athabasca oil sands of Alberta, the Middle East and offshore West Africa. We add value for shareholders through successful full-cycle oil and gas exploration and development and leadership in ethics, integrity and environmental protection.


For further information, please contact:

KEVIN FINN
Vice President, Investor Relations
(403) 699-5166

GRANT DREGER, CA
Manager, Investor Relations
(403) 699-5273

801 - 7th Ave SW
Calgary, Alberta, Canada T2P 3P7
www.nexeninc.com



CONFERENCE CALL
Charlie   Fischer,   President   and  CEO,   and  Marvin   Romanow,   Executive
Vice President and CFO, will host a conference call to discuss our financial and operating results and expectations for the future.

Date:    July 13, 2006
Time:    7:00 a.m. Mountain Time (9:00 a.m. Eastern Time)

To listen to the conference call, please call one of the following:

416-340-2216 (Toronto)
866-898-9626 (North American toll-free)
800-8989-6323 (Global toll-free)

A replay of the call will be available for two weeks starting at 9:00 a.m. Mountain Time, by calling 416-695-5800 (Toronto) or 800-408-3053 (toll-free) passcode 3190851 followed by the pound sign.

A live and on demand webcast of the conference call will be available at www.nexeninc.com.



FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS REPORT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. SUCH STATEMENTS ARE GENERALLY IDENTIFIABLE BY THE TERMINOLOGY USED SUCH AS "INTEND", "PLAN", "EXPECT", "ESTIMATE", "BUDGET", "OUTLOOK" OR OTHER SIMILAR WORDS, AND INCLUDE STATEMENTS RELATING TO FUTURE PRODUCTION ASSOCIATED WITH OUR COALBED METHANE, LONG LAKE, SYNCRUDE, NORTH SEA, WEST AFRICA AND OTHER PROJECTS.

THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: MARKET PRICES FOR OIL AND GAS AND CHEMICALS PRODUCTS; THE ABILITY TO EXPLORE, DEVELOP, PRODUCE AND TRANSPORT CRUDE OIL AND NATURAL GAS TO MARKETS; THE RESULTS OF EXPLORATION AND DEVELOPMENT DRILLING AND RELATED ACTIVITIES; FOREIGN-CURRENCY EXCHANGE RATES; ECONOMIC CONDITIONS IN THE COUNTRIES AND REGIONS WHERE NEXEN CARRIES ON BUSINESS; ACTIONS BY GOVERNMENTAL AUTHORITIES INCLUDING INCREASES IN TAXES, CHANGES IN ENVIRONMENTAL AND OTHER LAWS AND REGULATIONS; RENEGOTIATIONS OF CONTRACTS; RESULTS OF LITIGATION, ARBITRATION OR REGULATORY PROCEEDINGS; AND POLITICAL UNCERTAINTY, INCLUDING ACTIONS BY TERRORISTS, INSURGENT OR OTHER GROUPS, OR OTHER ARMED CONFLICT INCLUDING CONFLICT BETWEEN STATES. THE IMPACT OF ANY ONE FACTOR ON A PARTICULAR FORWARD-LOOKING STATEMENT IS NOT DETERMINABLE WITH CERTAINTY AS SUCH FACTORS ARE INTERDEPENDENT UPON OTHER FACTORS, AND
MANAGEMENT'S COURSE OF ACTION WOULD DEPEND ON ITS ASSESSMENT OF THE FUTURE CONSIDERING ALL INFORMATION THEN AVAILABLE. ANY STATEMENTS AS TO POSSIBLE FUTURE PRICES, FUTURE PRODUCTION LEVELS, FUTURE COST RECOVERY OIL REVENUES FROM OUR YEMEN OPERATIONS, FUTURE CAPITAL EXPENDITURES AND THEIR ALLOCATION TO EXPLORATION AND DEVELOPMENT ACTIVITIES, FUTURE ASSET DISPOSITIONS, FUTURE SOURCES OF FUNDING FOR OUR CAPITAL PROGRAM, FUTURE DEBT LEVELS, FUTURE CASH FLOWS, FUTURE DRILLING OF NEW WELLS, ULTIMATE RECOVERABILITY OF RESERVES, EXPECTED FINDING AND DEVELOPMENT COSTS, EXPECTED OPERATING COSTS, FUTURE DEMAND FOR CHEMICALS PRODUCTS, FUTURE EXPENDITURES AND FUTURE ALLOWANCES RELATING TO ENVIRONMENTAL MATTERS AND DATES BY WHICH CERTAIN AREAS WILL BE DEVELOPED OR WILL COME ON-STREAM, AND CHANGES IN ANY OF THE FOREGOING ARE FORWARD-LOOKING STATEMENTS.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS CONVEYED BY THE FORWARD-LOOKING STATEMENTS ARE REASONABLE BASED ON INFORMATION AVAILABLE TO US ON THE DATE SUCH FORWARD-LOOKING STATEMENTS WERE MADE, NO ASSURANCES CAN BE GIVEN AS TO FUTURE RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS. READERS SHOULD ALSO REFER TO ITEMS 7 AND 7A IN OUR 2005 ANNUAL REPORT ON FORM 10-K FOR FURTHER DISCUSSION OF THE RISK FACTORS.

CAUTIONARY NOTE TO US INVESTORS - THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) PERMITS OIL AND GAS COMPANIES, IN THEIR FILINGS WITH THE SEC, TO DISCUSS ONLY PROVED RESERVES THAT ARE SUPPORTED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. IN THIS PRESS RELEASE, WE MAY REFER TO "RECOVERABLE RESERVES", "PROBABLE RESERVES" AND "RECOVERABLE RESOURCES" WHICH ARE INHERENTLY MORE UNCERTAIN THAN PROVED RESERVES. THESE TERMS ARE NOT USED IN OUR

FILINGS WITH THE SEC. OUR RESERVES AND RELATED PERFORMANCE MEASURES REPRESENT OUR WORKING INTEREST BEFORE ROYALTIES, UNLESS OTHERWISE INDICATED. PLEASE REFER TO OUR ANNUAL REPORT ON FORM 10-K AVAILABLE FROM US OR THE SEC FOR FURTHER RESERVE DISCLOSURE.

IN ADDITION, UNDER SEC REGULATIONS, THE SYNCRUDE OIL SANDS OPERATIONS ARE CONSIDERED MINING ACTIVITIES RATHER THAN OIL AND GAS ACTIVITIES. PRODUCTION, RESERVES AND RELATED MEASURES IN THIS RELEASE INCLUDE RESULTS FROM THE COMPANY'S SHARE OF SYNCRUDE.

CAUTIONARY NOTE TO CANADIAN INVESTORS - NEXEN IS REQUIRED TO DISCLOSE OIL AND GAS ACTIVITIES UNDER NATIONAL INSTRUMENT 51-101-- STANDARDS OF DISCLOSURE FOR OIL AND GAS ACTIVITIES (NI 51-101). HOWEVER, THE CANADIAN SECURITIES REGULATORY AUTHORITIES (CSA) HAVE GRANTED US EXEMPTIONS FROM CERTAIN PROVISIONS OF NI 51-101 TO PERMIT US STYLE DISCLOSURE. THESE EXEMPTIONS WERE SOUGHT BECAUSE WE ARE A US SECURITIES AND EXCHANGE COMMISSION (SEC) REGISTRANT AND OUR SECURITIES REGULATORY DISCLOSURES, INCLUDING FORM 10-K AND OTHER RELATED FORMS, MUST COMPLY WITH SEC REQUIREMENTS. OUR DISCLOSURES MAY DIFFER FROM THOSE CANADIAN COMPANIES WHO HAVE NOT RECEIVED SIMILAR EXEMPTIONS UNDER NI 51-101.

PLEASE READ THE "SPECIAL NOTE TO CANADIAN INVESTORS" IN ITEM 7A IN OUR 2005 ANNUAL REPORT ON FORM 10-K, FOR A SUMMARY OF THE EXEMPTION GRANTED BY THE CSA AND THE MAJOR DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101. THE SUMMARY IS NOT INTENDED TO BE ALL-INCLUSIVE OR TO CONVEY SPECIFIC ADVICE. RESERVE ESTIMATION IS HIGHLY TECHNICAL AND REQUIRES PROFESSIONAL COLLABORATION AND JUDGMENT. THE DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101 MAY BE MATERIAL.

OUR PROBABLE RESERVES DISCLOSURE APPLIES THE SOCIETY OF PETROLEUM ENGINEERS/WORLD PETROLEUM COUNCIL (SPE/WPC) DEFINITION FOR PROBABLE RESERVES. THE CANADIAN OIL AND GAS EVALUATION HANDBOOK STATES THERE SHOULD NOT BE A SIGNIFICANT DIFFERENCE IN ESTIMATED PROBABLE RESERVE QUANTITIES USING THE SPE/WPC DEFINITION VERSUS NI 51-101.

IN THIS PRESS RELEASE, WE REFER TO OIL AND GAS IN COMMON UNITS CALLED BARREL OF OIL EQUIVALENT (BOE). A BOE IS DERIVED BY CONVERTING SIX THOUSAND CUBIC FEET OF GAS TO ONE BARREL OF OIL (6MCF:1BBL). THIS CONVERSION MAY BE MISLEADING, PARTICULARLY IF USED IN ISOLATION, SINCE THE 6MCF:1BBL RATIO IS BASED ON AN ENERGY EQUIVALENCY AT THE BURNER TIP AND DOES NOT REPRESENT THE VALUE EQUIVALENCY AT THE WELL HEAD.

NEXEN INC.
FINANCIAL HIGHLIGHTS
                                                            Three Months        Six Months
                                                            Ended June 30     Ended June 30
(Cdn$ millions)                                              2006    2005      2006    2005
--------------------------------------------------------------------------------------------
Net Sales (1)                                               1,039     976     2,019   1,892
Cash Flow from Operations (1)                                 729     623     1,402   1,143
     Per Common Share ($/share)                              2.78    2.39      5.35    4.40
Net Income (1)                                                406     200       327     237
     Per Common Share ($/share)                              1.55    0.77      1.25    0.91
Capital Expenditures (2)                                      819     676     1,551   1,275
Net Debt (3)                                                3,765   4,492     3,765   4,492
Common Shares Outstanding (millions of shares)              262.1   260.3     262.1   260.3
                                                            -------------------------------

(1) 2005 includes discontinued operations as discussed in Note 16 to our Unaudited Consolidated Financial Statements.
(2) Includes oil and gas development, exploration, and expenditures for other property, plant and equipment.
(3) Net Debt is defined as long-term debt less working capital.


CASH FLOW FROM OPERATIONS (1)
                                                            Three Months         Six Months
                                                            Ended June 30       Ended June 30
(Cdn$ millions)                                            2006      2005      2006      2005
----------------------------------------------------------------------------------------------
Oil & Gas and Syncrude
     Yemen (2)                                              244       216       465       405
     Canada (3)                                              78       111       132       195
     United States                                          132       157       274       326
     United Kingdom                                         189        43       302       120
     Other Countries                                         29        17        50        27
     Marketing                                               69        60       244        96
     Syncrude                                                65        64        90        87
                                                           -----------------------------------
                                                            806       668     1,557     1,256
Chemicals                                                    24        26        46        49
                                                           -----------------------------------
                                                            830       694     1,603     1,305
Interest and Other Corporate Items                          (46)      (60)     (104)     (131)
Income Taxes (4)                                            (55)      (11)      (97)      (31)
                                                           -----------------------------------
Cash Flow from Operations (1)                               729       623     1,402     1,143
                                                           ===================================

(1) Defined as cash generated from operating activities before changes in non-cash working capital and other. We evaluate our performance and that of our business segments based on earnings and cash flow from operations. Cash flow from operations is a non-GAAP term that represents cash generated from operating activities before changes in non-cash working capital and other. We consider it a key measure as it demonstrates our ability and the ability of our business segments to generate the cash flow necessary to fund future growth through capital investment and repay debt. Cash flow from operations may not be comparable with the calculation of similar measures for other companies.

   RECONCILIATION OF CASH FLOW FROM OPERATIONS                Three Months          Six Months
                                                              Ended June 30       Ended June 30
   (Cdn$ millions)                                           2006      2005      2006      2005
   ---------------------------------------------------------------------------------------------
   Cash Flow from Operating Activities                        374       591     1,108     1,033
   Changes in Non-Cash Working Capital                        377        43       304        96
   Other                                                       (4)        6        27        48
   Amortization of Premium for Crude Oil Put Options          (18)      (17)      (37)      (34)
                                                            ------------------------------------
   Cash Flow from Operations                                  729       623     1,402     1,143
                                                            ====================================

   Weighted-average Number of Common Shares Outstanding
   (millions of shares)                                     262.1     260.2     261.9     259.8
                                                            ------------------------------------
   Cash Flow from Operations Per Common Share ($/share)      2.78      2.39      5.35      4.40
                                                            ====================================

(2) After in-country cash taxes of $81 million for the three months ended June 30, 2006 (2005 - $70 million) and $148 million for the six months ended June 30, 2006 (2005 - $129 million).
(3) 2005 includes discontinued operations as discussed in Note 16 to our Unaudited Consolidated Financial Statements.
(4) Excludes in-country cash taxes in Yemen.

NEXEN INC.
PRODUCTION VOLUMES (BEFORE ROYALTIES) (1)

                                                             Three Months       Six Months
                                                             Ended June 30     Ended June 30
                                                             2006    2005      2006    2005
--------------------------------------------------------------------------------------------
Crude Oil and NGLs (mbbls/d)
     Yemen                                                   95.2   115.0      98.8   114.6
     Canada (2)                                              20.6    34.5      21.4    34.6
     United States                                           17.8    23.0      18.5    25.7
     United Kingdom                                          17.2     9.8      16.5    12.3
     Other Countries                                          6.6     5.9       6.2     5.9
   Syncrude (3)                                              17.4    16.9      16.1    14.1
                                                            --------------------------------
                                                            174.8   205.1     177.5   207.2
                                                            --------------------------------
Natural Gas (mmcf/d)
     Canada (2)                                               104     141       105     142
     United States                                            107     120       114     123
     United Kingdom                                            32      15        27      22
                                                            --------------------------------
                                                              243     276       246     287
                                                            --------------------------------

Total Production (mboe/d)                                     215     251       219     255
                                                            ================================

PRODUCTION VOLUMES (AFTER ROYALTIES)

                                                             Three Months       Six Months
                                                             Ended June 30      Ended June 30
                                                             2006     2005      2006    2005
---------------------------------------------------------------------------------------------
Crude Oil and NGLs (mbbls/d)
     Yemen                                                   52.3     63.6      53.0    60.7
     Canada (2)                                              16.2     26.6      17.0    27.0
     United States                                           15.6     20.3      16.3    22.8
     United Kingdom                                          17.2      9.8      16.5    12.3
     Other Countries                                          6.0      5.3       5.7     5.4
   Syncrude (3)                                              15.7     16.7      14.5    14.0
                                                            ---------------------------------
                                                            123.0    142.3     123.0   142.2
                                                            ---------------------------------
Natural Gas (mmcf/d)
     Canada (2)                                                88      110        89     111
     United States                                             91      102        97     105
     United Kingdom                                            32       15        27      22
                                                            ---------------------------------
                                                              211      227       213     238
                                                            ---------------------------------

Total Production (mboe/d)                                     158      180       159     182
                                                            =================================

Notes:
(1) We have presented production volumes before royalties as we measure our performance on this basis consistent with other Canadian oil and gas companies.
(2) Includes the following production from discontinued operations. See Note 16 to our Unaudited Consolidated Financial Statements.

                                                             Three Months       Six Months
                                                             Ended June 30      Ended June 30
                                                             2006     2005      2006    2005
   ------------------------------------------------------------------------------------------
   Before Royalties
     Crude Oil and NGLs (mbbls/d)                             --      11.6       --     11.3
     Natural Gas (mmcf/d)                                     --        42       --       43
   After Royalties
     Crude Oil and NGLs (mbbls/d)                             --       9.2       --      8.9
     Natural Gas (mmcf/d)                                     --        29       --       29
                                                            ---------------------------------

(3) Considered a mining operation for US reporting purposes.

NEXEN INC.
OIL AND GAS PRICES AND CASH NETBACK (1)

                                                                                                  TOTAL
                                          Quarters - 2006            Quarters - 2005               YEAR
                                      ---------------------  ----------------------------------  -------
(all dollar amounts in Cdn$ unless
noted)                                        1st     2nd       1st      2nd      3rd      4th     2005
--------------------------------------------------------------------------------------------------------
PRICES:
WTI Crude Oil (US$/bbl)                     63.48    70.70    49.85    53.17    63.52    59.78    56.58
Nexen Average - Oil (Cdn$/bbl)              63.11    72.90    51.33    55.45    68.99    60.89    58.98
NYMEX Natural Gas (US$/mmbtu)                7.87     6.67     6.48     6.95     9.69    12.86     8.99
Nexen Average - Gas (Cdn$/mcf)               8.71     6.68     6.98     7.39     9.68    12.18     8.89
--------------------------------------------------------------------------------------------------------

NETBACKS:
CANADA - LIGHT OIL AND NGLS
Sales (mbbls/d)                                --       --     11.5     12.0      4.7       --      7.1

Price Received ($/bbl)                         --       --    55.37    58.06    67.04       --    58.55
Royalties & Other                              --       --    12.08    10.98    14.75       --    12.69
Operating Costs                                --       --     9.77     6.29     6.45       --     7.97
--------------------------------------------------------------------------------------------------------
Netback                                        --       --    33.52    40.79    45.84       --    37.89
--------------------------------------------------------------------------------------------------------
CANADA - HEAVY OIL
Sales (mbbls/d)                              21.9     20.1     22.7     22.1     21.2     21.1     21.8

Price Received ($/bbl)                      30.00    51.67    26.15    30.87    47.53    34.41    34.62
Royalties & Other                            6.25    11.38     6.05     8.47    11.80     7.96     8.17
Operating Costs                             11.47    11.66    10.55    10.86    11.42    12.55    10.40
--------------------------------------------------------------------------------------------------------
Netback                                     12.28    28.63     9.55    11.54    24.31    13.90    16.05
--------------------------------------------------------------------------------------------------------
CANADA - TOTAL OIL
Sales (mbbls/d)                              21.9     20.1     34.2     34.1     25.9     21.1     28.9

Price Received ($/bbl)                      30.00    51.67    35.99    40.47    51.05    34.41    40.51
Royalties & Other                            6.25    11.38     8.12     9.39    12.39     7.96     9.28
Operating Costs                             11.47    11.66    10.29     9.25    10.53    12.55     9.80
--------------------------------------------------------------------------------------------------------
Netback                                     12.28    28.63    17.58    21.83    28.13    13.90    21.43
--------------------------------------------------------------------------------------------------------
CANADA - NATURAL GAS
Sales (mmcf/d)                                106      104      143      141      111      102      124

Price Received ($/mcf)                       7.65     6.21     5.80     6.30     8.19    10.75     7.51
Royalties & Other                            1.17     0.89     1.17     1.21     1.26     1.63     1.33
Operating Costs                              1.27     1.33     0.71     0.74     0.80     1.21     1.00
--------------------------------------------------------------------------------------------------------
Netback                                      5.21     3.99     3.92     4.35     6.13     7.91     5.18
--------------------------------------------------------------------------------------------------------
YEMEN
Sales (mbbls/d)                             102.6     94.5    115.0    112.6    116.8    108.3    113.2

Price Received ($/bbl)                      68.32    76.86    54.38    58.08    72.04    63.39    62.07
Royalties & Other                           32.73    34.60    27.08    26.30    33.20    28.06    28.71
Operating Costs                              3.88     4.39     3.33     3.72     3.46     4.03     3.63
In-country Taxes                             7.20     9.46     5.67     6.91     8.61     7.47     7.17
--------------------------------------------------------------------------------------------------------
Netback                                     24.51    28.41    18.30    21.15    26.77    23.83    22.56
--------------------------------------------------------------------------------------------------------
SYNCRUDE
Sales (mbbls/d)                              14.8     17.4     11.4     16.9     17.2     16.3     15.5

Price Received ($/bbl)                      69.95    79.50    65.15    66.93    78.93    70.79    71.00
Royalties & Other                            6.68     7.95     0.65     0.65     0.78     0.72     0.71
Operating Costs                             40.12    27.84    39.91    20.76    23.22    28.36    26.95
--------------------------------------------------------------------------------------------------------
Netback                                     23.15    43.71    24.59    45.52    54.93    41.71    43.34
--------------------------------------------------------------------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
OIL AND GAS CASH NETBACK (1) (CONTINUED)

                                                                                                  TOTAL
                                          Quarters - 2006            Quarters - 2005               YEAR
                                      ---------------------  ----------------------------------  -------
(all dollar amounts in Cdn$ unless
noted)                                        1st      2nd      1st      2nd      3rd      4th     2005
--------------------------------------------------------------------------------------------------------
UNITED STATES
Crude Oil:
   Sales (mbbls/d)                           19.3     17.8     28.5     23.0     18.4     18.9     22.2
   Price Received ($/bbl)                   63.73    70.23    50.90    54.96    68.30    60.32    57.63
Natural Gas:
   Sales (mmcf/d)                             120      107      127      120      122       98      116
   Price Received ($/mcf)                    9.06     7.51     8.32     9.01    11.57    13.95    10.56
Total Sales Volume (mboe/d)                  39.3     35.6     49.6     43.0     38.7     35.2     41.6

Price Received ($/boe)                      58.97    57.60    50.48    54.54    68.91    71.14    60.26
Royalties & Other                            7.96     7.62     6.48     7.31     9.60     9.47     8.06
Operating Costs                              8.47     7.00     4.91     5.70     6.95     8.47     6.35
--------------------------------------------------------------------------------------------------------
Netback                                     42.54    42.98    39.09    41.53    52.36    53.20    45.85
--------------------------------------------------------------------------------------------------------
UNITED KINGDOM
Crude Oil:
   Sales (mbbls/d)                           17.6     17.9     17.5     11.7     10.4     15.6     13.8
   Price Received ($/bbl)                   69.02    73.24    54.53    59.02    65.87    64.75    60.55
Natural Gas:
   Sales (mmcf/d)                              24       29       26       15       13       30       21
   Price Received ($/mcf)                   11.82     5.52     6.92     5.45     4.84    11.26     7.86
Total Sales Volume (mboe/d)                 21.5      22.8     21.9     14.3     12.6     20.6     17.3

Price Received ($/boe)                      69.37    64.59    51.92    54.31    59.39    65.42    57.83
Royalties & Other                              --       --       --       --       --       --       --
Operating Costs                             11.24     9.59    12.59    21.69    19.30     9.95    14.90
--------------------------------------------------------------------------------------------------------
Netback                                     58.13    55.00    39.33    32.62    40.09    55.47    42.93
--------------------------------------------------------------------------------------------------------
OTHER COUNTRIES
Sales (mbbls/d)                               5.8      6.6      5.6      6.2      5.3      6.3      5.9

Price Received ($/bbl)                      58.81    69.63    46.63    53.70    65.82    72.75    59.96
Royalties & Other                            4.71     5.92     3.68     6.01     5.07     5.96     5.23
Operating Costs                              2.27     2.74     2.32     9.27     3.20     7.03     5.55
--------------------------------------------------------------------------------------------------------
Netback                                     51.83    60.97    40.63    38.42    57.55    59.76    49.18
--------------------------------------------------------------------------------------------------------

COMPANY-WIDE
Oil and Gas Sales (mboe/d)                  223.5    214.5    261.6    250.4    235.2    225.2    243.0

Price Received ($/boe)                      61.11    66.78    49.55    53.45    67.09    62.97    57.97
Royalties & Other                           18.04    18.95    14.94    15.22    20.21    16.66    16.70
Operating Costs                              8.78     8.21     6.94     7.18     7.21     8.18     7.36
In-country Taxes                             3.31     4.17     2.49     3.10     4.28     3.59     3.34
--------------------------------------------------------------------------------------------------------
Netback                                     30.98    35.45    25.18    27.95    35.39    34.54    30.57
--------------------------------------------------------------------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30
Cdn$ millions, except per share amounts

                                                                   Three Months          Six Months
                                                                   Ended June 30       Ended June 30
                                                                   2006     2005       2006     2005
-----------------------------------------------------------------------------------------------------
REVENUES AND OTHER INCOME
    Net Sales                                                     1,039      909      2,019    1,765
    Marketing and Other (Note 15)                                   376      242        802      309
                                                                 ------------------------------------
                                                                  1,415    1,151      2,821    2,074
                                                                 ------------------------------------
EXPENSES
    Operating                                                       223      216        473      429
    Depreciation, Depletion, Amortization and Impairment            260      253        526      492
    Transportation and Other                                        203      169        463      372
    General and Administrative                                      111      124        325      305
    Exploration                                                      46      105        149      132
    Interest (Note 8)                                                11       31         20       65
                                                                 ------------------------------------
                                                                    854      898      1,956    1,795
                                                                 ------------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES               561      253        865      279
                                                                 ------------------------------------

PROVISION FOR INCOME TAXES
    Current                                                         136       81        245      160
    Future (Note 19)                                                 13        2        284      (70)
                                                                 ------------------------------------
                                                                    149       83        529       90
                                                                 ------------------------------------

NET INCOME FROM CONTINUING OPERATIONS
   BEFORE NON-CONTROLLING INTERESTS                                 412      170        336      189
    Net Income Attributable to Non-Controlling Interests              6       --          9       --
                                                                 ------------------------------------

NET INCOME FROM CONTINUING OPERATIONS                               406      170        327      189
    Net Income from Discontinued Operations (Note 16)                --       30         --       48
                                                                 ------------------------------------

NET INCOME                                                          406      200        327      237
                                                                 ====================================

EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS ($/share)
    Basic (Note 13)                                                1.55     0.65       1.25     0.73
                                                                 ====================================

    Diluted (Note 13)                                              1.52     0.64       1.22     0.72
                                                                 ====================================

EARNINGS PER COMMON SHARE ($/share)
    Basic (Note 13)                                                1.55     0.77       1.25     0.91
                                                                 ====================================

    Diluted (Note 13)                                              1.52     0.76       1.22     0.90
                                                                 ====================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED BALANCE SHEET
Cdn$ millions, except share amounts

                                                                             June 30   December 31
                                                                                2006          2005
---------------------------------------------------------------------------------------------------
ASSETS
    CURRENT ASSETS
      Cash and Cash Equivalents                                                  86             48
      Restricted Cash and Margin Deposits                                        58             70
      Accounts Receivable (Note 4)                                            2,388          3,151
      Inventories and Supplies (Note 5)                                         745            504
      Other                                                                      29             51
                                                                            -----------------------
         Total Current Assets                                                 3,306          3,824
                                                                            -----------------------

    PROPERTY, PLANT AND EQUIPMENT
      Net of Accumulated Depreciation, Depletion, Amortization and
         Impairment of $5,703 (December 31, 2005 - $5,468) (Note 7)          10,335          9,594
    FUTURE INCOME TAX ASSETS                                                    656            410
    DEFERRED CHARGES AND OTHER ASSETS (Note 6)                                  309            398
    GOODWILL                                                                    362            364
                                                                            -----------------------

                                                                             14,968         14,590
                                                                            =======================
LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
      Short-Term Borrowings (Note 8)                                             87             --
      Accounts Payable and Accrued Liabilities                                2,990          3,710
      Accrued Interest Payable                                                   52             55
      Dividends Payable                                                          13             13
                                                                            -----------------------
         Total Current Liabilities                                            3,142          3,778
                                                                            -----------------------

    LONG-TERM DEBT (Note 8)                                                   3,929          3,687
    FUTURE INCOME TAX LIABILITIES                                             2,438          1,960
    ASSET RETIREMENT OBLIGATIONS (Note 9)                                       621            590
    DEFERRED CREDITS AND OTHER LIABILITIES (Note 10)                            446            479
    NON-CONTROLLING INTERESTS (Note 2)                                           84             88

    SHAREHOLDERS' EQUITY
      Common Shares, no par value
        Authorized:        Unlimited
        Outstanding:       2006 - 262,142,876 shares
                           2005 - 261,140,571 shares                            799            732
      Contributed Surplus                                                         3              2
      Retained Earnings                                                       3,736          3,435
      Cumulative Foreign Currency Translation Adjustment                       (230)          (161)
                                                                            -----------------------
         Total Shareholders' Equity                                           4,308          4,008
                                                                            -----------------------

COMMITMENTS, CONTINGENCIES AND GUARANTEES (Note 17)
                                                                             14,968         14,590
                                                                            =======================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30
Cdn$ millions

                                                                    Three Months           Six Months
                                                                    Ended June 30         Ended June 30
                                                                   2006      2005        2006      2005
--------------------------------------------------------------------------------------------------------
 OPERATING ACTIVITIES
    Net Income from Continuing Operations                           406       170         327       189
    Net Income from Discontinued Operations                          --        30          --        48
    Charges and Credits to Income not Involving Cash (Note 14)      295       335         963       808
    Exploration Expense                                              46       105         149       132
    Changes in Non-Cash Working Capital (Note 14)                  (377)      (43)       (304)      (96)
    Other                                                             4        (6)        (27)      (48)
                                                                 ---------------------------------------
                                                                    374       591       1,108     1,033

FINANCING ACTIVITIES
    Proceeds from (Repayment of) Term Credit Facilities, Net        417       124         413       262
    Proceeds from Long-Term Debt                                     --        --          --     1,253
    Repayment of Long-Term Debt                                      --        --          --    (1,241)
    Proceeds from (Repayment of) Short-Term Borrowings, Net          50       (41)         85       (51)
    Dividends on Common Shares (Note 12)                            (13)      (13)        (26)      (26)
    Issue of Common Shares and Exercise of Stock Options             24         8          37        40
    Other                                                            (7)       --         (14)      (16)
                                                                 ---------------------------------------
                                                                    471        78         495       221

INVESTING ACTIVITIES
    Capital Expenditures
      Exploration and Development                                  (767)     (651)     (1,486)   (1,245)
      Proved Property Acquisitions                                   --        (5)         (3)       (6)
      Chemicals, Corporate and Other                                (52)      (20)        (62)      (24)
    Business Acquisitions, Net of Cash Acquired (Note 3)            (57)       --         (78)       --
    Proceeds on Disposition of Assets                                25         5          25         7
    Changes in Restricted Cash and Margin Deposits                   66        --          12        --
    Changes in Non-Cash Working Capital (Note 14)                    36        41          59        27
    Other                                                           (11)       (9)         (4)        7
                                                                 ---------------------------------------
                                                                   (760)     (639)     (1,537)   (1,234)


EFFECT OF EXCHANGE RATE CHANGES ON CASH
    AND CASH EQUIVALENTS                                            (29)        2         (28)        9
                                                                 ---------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                                56        32          38        29

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                      30        70          48        73
                                                                 ---------------------------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                            86       102          86       102
                                                                 =======================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30
Cdn$ millions

                                                                            Three Months            Six Months
                                                                            Ended June 30          Ended June 30
                                                                            2006      2005        2006      2005
-----------------------------------------------------------------------------------------------------------------
COMMON SHARES
    Balance at Beginning of Period                                           763       684         732       637
    Issue of Common Shares                                                    21         8          26        40
    Exercise of Stock Options                                                  3        --          11        --
    Previously Recognized Liability Relating to Stock Options Exercised       12         2          30        17
                                                                          ---------------------------------------
    Balance at End of Period                                                 799       694         799       694
                                                                          =======================================

CONTRIBUTED SURPLUS
    Balance at Beginning of Period                                             2         1           2        --
    Stock-Based Compensation Expense                                           1        --           1         1
                                                                          ---------------------------------------
    Balance at End of Period                                                   3         1           3         1
                                                                          =======================================

RETAINED EARNINGS
    Balance at Beginning of Period                                         3,343     2,359       3,435     2,335
    Net Income                                                               406       200         327       237
    Dividends on Common Shares (Note 12)                                     (13)      (13)        (26)      (26)
                                                                          ---------------------------------------
    Balance at End of Period                                               3,736     2,546       3,736     2,546
                                                                          =======================================

CUMULATIVE FOREIGN CURRENCY TRANSLATION ADJUSTMENT
    Balance at Beginning of Period                                          (167)      (95)       (161)     (105)
    Translation Adjustment, Net of Income Taxes                              (63)       13         (69)       23
                                                                          ---------------------------------------
    Balance at End of Period                                                (230)      (82)       (230)      (82)
                                                                          =======================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Cdn$ millions except as noted

1.   ACCOUNTING POLICIES

Our Unaudited Consolidated Financial Statements are prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP). The impact of significant differences between Canadian and United States (US) GAAP on the Unaudited Consolidated Financial Statements is disclosed in Note 21. In the opinion of management, the Unaudited Consolidated Financial Statements contain all adjustments of a normal and recurring nature necessary to present fairly Nexen Inc.'s (Nexen, we or our) financial position at June 30, 2006 and the results of our operations and our cash flows for the three and six months ended June 30, 2006 and 2005.

We make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Unaudited Consolidated Financial Statements, and revenues and expenses during the reporting period. Our management reviews these estimates, including those related to accruals, litigation, environmental and asset retirement obligations, income taxes and determination of proved reserves, on an ongoing basis. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates. The results of operations and cash flows for the three and six months ended June 30, 2006 are not necessarily indicative of the results of operations or cash flows to be expected for the year ending December 31, 2006.

The note disclosure requirements for annual consolidated financial statements provide additional disclosure to that required for interim consolidated financial statements. Accordingly, these Unaudited Consolidated Financial Statements should be read in conjunction with our Audited Consolidated Financial Statements included in our 2005 Annual Report on Form 10-K. The accounting policies we follow are described in Note 1 of the Audited Consolidated Financial Statements included in our 2005 Annual Report on Form 10-K.

RECLASSIFICATION
Certain comparative figures have been reclassified to ensure consistency with current period presentation.

2.   CANEXUS INCOME FUND

In June 2005, our board of directors approved a plan to monetize our chemicals operations through the creation of an income trust and the issuance of trust units in an initial public offering. This initial public offering closed on August 18, 2005, with Canexus Income Fund (Canexus) issuing 30 million units at a price of $10 per unit for gross proceeds of $300 million ($284 million, net of underwriters' commissions).

Concurrent with the closing of the offering, Canexus acquired a 36.5% interest in Canexus Limited Partnership (Canexus LP) using the net proceeds from the initial public offering. Canexus LP acquired Nexen's chemicals business for approximately $1 billion, comprised of the net proceeds from Canexus' initial public offering and $200 million (US$167 million) of bank debt, plus the issuance of 52.3 million exchangeable limited partnership units (Exchangeable LP Units) of Canexus LP. At that time, the Exchangeable LP Units held by Nexen represented a 63.5% interest in Canexus LP.

The Exchangeable LP Units held by Nexen are exchangeable on a one-for-one basis for trust units of Canexus. As a result, the Exchangeable LP Units owned by Nexen were exchangeable into 52.3 million trust units which represented 63.5% of the outstanding trust units of Canexus assuming exchange of the Exchangeable LP Units.

On September 16, 2005, the underwriters of the initial public offering exercised a portion of their over-allotment option to purchase 1.75 million trust units at $10 per unit for gross proceeds of $18 million ($17 million, net of underwriters' commissions). As a result, Nexen exchanged 1.75 million of its Exchangeable LP Units for $17 million in net proceeds. After this exchange, Nexen has a 61.4% interest in Canexus LP represented by 50.5 million Exchangeable LP Units. The initial public offering, together with the exercise of the over-allotment, resulted in total net proceeds to Nexen of $301 million.

These transactions diluted our interest in our chemicals operations. As a result of this dilution, we recorded a gain of $193 million during the third quarter of 2005.

Our interest in Canexus LP is greater than 50%. As a result, we have the right to nominate a majority of the members of the board of Canexus Limited, the corporation with responsibility for the strategic management and operational decisions of Canexus and Canexus LP. Nexen has nominated two representatives to the 10-member board of Canexus Limited. Since we have retained effective control of our chemicals business, the results, assets and liabilities of this business have been included in these financial statements. The non-Nexen ownership interests in our chemicals business are shown as non-controlling interests.

During the three and six month periods ended June 20, 2006, $7 million and $14 million respectively, of distributions were paid to non-Nexen ownership interests.

3.   BUSINESS ACQUISITIONS

We completed minor business acquisitions in the first half of 2006 for consideration of $78 million, net of cash acquired. These acquisitions were accounted for using the purchase method of accounting and we recorded goodwill of $12 million.

4.   ACCOUNTS RECEIVABLE

                                                                   June 30      December 31
(Cdn$ millions)                                                       2006             2005
--------------------------------------------------------------------------------------------
Trade
    Marketing                                                         1,702          2,400
    Oil and Gas                                                         584            614
    Chemicals and Other                                                  58             48
                                                                  --------------------------
                                                                      2,344          3,062
Non-Trade                                                                51             96
                                                                  --------------------------
                                                                      2,395          3,158
Allowance for Doubtful Accounts                                          (7)            (7)
                                                                  --------------------------
Total                                                                 2,388          3,151
                                                                  ==========================

5.   INVENTORIES AND SUPPLIES

                                                                   June 30      December 31
(Cdn$ millions)                                                       2006             2005
--------------------------------------------------------------------------------------------
Finished Products
    Marketing                                                           559            320
    Oil and Gas                                                           4             11
    Chemicals and Other                                                  14             15
                                                                  --------------------------
                                                                        577            346
Work in Process                                                           5              6
Field Supplies                                                          163            152
                                                                  --------------------------
Total                                                                   745            504
                                                                  ==========================

6.   DEFERRED CHARGES AND OTHER ASSETS

                                                                   June 30      December 31
(Cdn$ millions)                                                       2006             2005
--------------------------------------------------------------------------------------------
Long-Term Marketing Derivative Contracts (Note 11)                      131            232
Deferred Financing Costs                                                 61             63
Crude Oil Put Options (Note 11)                                          29              4
Asset Retirement Remediation Fund (Note 9)                               13             14
Other                                                                    75             85
                                                                  --------------------------
Total                                                                   309            398
                                                                  ==========================

7.   SUSPENDED WELL COSTS

The following table shows the changes in capitalized exploratory well costs included in property, plant and equipment during the six month period ended June 30, 2006 and the year ended December 31, 2005, and does not include amounts that were initially capitalized and subsequently expensed in the same period.

                                                                   June 30      December 31
(Cdn$ millions)                                                       2006             2005
--------------------------------------------------------------------------------------------
Balance at Beginning of Period                                         252              116
    Additions to Capitalized Exploratory Well Costs Pending the
      Determination of Proved Reserves                                 172              174
    Capitalized Exploratory Well Costs Charged to Expense              (33)             (27)
    Transfers to Wells, Facilities and Equipment Based on
      Determination of Proved Reserves                                  (8)              (3)
    Effects of Foreign Exchange                                        (11)              (8)
                                                                  --------------------------
Balance at End of Period                                               372              252
                                                                  ==========================

The following table shows the aging of capitalized exploratory well costs based on the date drilling was completed and the number of projects for which exploratory well costs have been capitalized for a period greater than one year since the completion of drilling.

                                                                   June 30      December 31
(Cdn$ millions)                                                       2006             2005
--------------------------------------------------------------------------------------------
    Capitalized for a Period of One Year or Less                        240            165
    Capitalized for a Period of Greater than One Year                   132             87
                                                                  --------------------------
Balance at End of Period                                                372            252
                                                                  ==========================
Number of Projects that have Exploratory Well Costs Capitalized
    for a Period Greater than One Year                                    5              3
                                                                  --------------------------

As at June 30, 2006, we have exploratory costs that have been capitalized for more than one year relating to our interest in an exploratory block, offshore Nigeria ($76 million), our interests in three exploratory blocks in the Gulf of Mexico ($45 million) and coal bed methane exploratory activities in Canada ($11 million). Exploratory costs offshore Nigeria were first capitalized in 1998 and we have subsequently drilled a further seven successful wells on the block. The joint venture partners have finalized pre-development design studies and have submitted a field development plan for government approval. When final regulatory approvals are received and the project has been sanctioned, we will book proved reserves. We have capitalized costs related to successful wells drilled in 2004, 2005 and 2006 in the Gulf of Mexico, and in Canada, we have capitalized exploratory costs relating to our coal bed methane projects. We are currently assessing all of these wells and projects, and we are working with our partners to prepare development plans.

8.   LONG-TERM DEBT AND SHORT-TERM BORROWINGS

                                                                   June 30      December 31
(Cdn$ millions)                                                       2006             2005
--------------------------------------------------------------------------------------------
Canexus LP Term Credit Facilities (US$146 million drawn)                 163            171
Term Credit Facilities (US$350 million drawn)                            390             --
Debentures, due 2006 (1)                                                  91             93
Medium-Term Notes, due 2007                                              150            150
Medium-Term Notes, due 2008                                              125            125
Notes, due 2013 (US$500 million)                                         557            583
Notes, due 2015 (US$250 million)                                         279            292
Notes, due 2028 (US$200 million)                                         223            233
Notes, due 2032 (US$500 million)                                         557            583
Notes, due 2035 (US$790 million)                                         881            921
Subordinated Debentures, due 2043 (US$460 million)                       513            536
                                                                  --------------------------
                                                                       3,929          3,687
                                                                  ==========================

Note:
(1) Includes $50 million of principal that was effectively converted through a currency exchange contract to US$37 million.

(a)  INTEREST EXPENSE

                                                    Three Months           Six Months
                                                   Ended June 30           Ended June 30
(Cdn$ millions)                                   2006        2005        2006        2005
-------------------------------------------------------------------------------------------
Long-Term Debt                                      65          70         127         132
Other                                                6           4          10           9
                                                  -----------------------------------------
                                                    71          74         137         141
   Less: Capitalized                               (60)        (43)       (117)        (76)
                                                  -----------------------------------------
Total                                               11          31          20          65
                                                  =========================================

Capitalized interest relates to and is included as part of the cost of our oil and gas and Syncrude properties. The capitalization rates are based on our weighted-average cost of borrowings.

(b)  SHORT-TERM BORROWINGS

Nexen has uncommitted, unsecured credit facilities of approximately $731 million, $87 million of which was drawn at June 30, 2006 (December 31, 2005 - nil). We have also utilized $69 million of these facilities to support outstanding letters of credit at June 30, 2006 (December 31, 2005 - $468 million), principally relating to our marketing business. Interest is payable at floating rates. The weighted average interest rate on our short-term borrowings was 5.4% for the three months ended June 30, 2006 (2005 - 3.5%) and 5.3% for the six months ended June 30, 2006 (2005 - 3.2%).

(c)  TERM CREDIT FACILITIES

At June 30, 2006, we had committed, unsecured term credit facilities of $2.3 billion, which are available to 2010. At June 30, 2006, US$350 million ($390 million) was drawn on these facilities (December 31, 2005 - nil). Borrowings are available as Canadian bankers' acceptances, LIBOR-based loans, Canadian prime loans, US-dollar base rate loans or British pound call-rate loans. Interest is payable monthly at floating rates. The weighted average interest rate on our term credit facilities was 5.7% for the three months ended June 30, 2006 (2005 - 4.0%) and 5.5% for the six months ended June 30, 2006 (2005 -
4.4%). At June 30, 2006, $157 million of these facilities were utilized to support outstanding letters of credit (December 31, 2005 - $250 million), principally relating to our marketing business.

9.   ASSET RETIREMENT OBLIGATIONS

Changes in carrying amounts of the asset retirement obligations associated with our property, plant and equipment for the six months ended June 30, 2006 and the year ended December 31, 2005, are as follows:

                                                                   June 30      December 31
(Cdn$ millions)                                                       2006             2005
--------------------------------------------------------------------------------------------
Balance at Beginning of Period                                         611              468
    Obligations Assumed with Development Activities                     25               72
    Obligations Discharged with Disposed Properties                     (1)             (37)
    Expenditures Made on Asset Retirements                              (8)             (34)
    Accretion                                                           18               26
    Revisions to Estimates                                              (2)             138
    Effects of Foreign Exchange                                         (1)             (22)
                                                                  --------------------------
Balance at End of Period (1,2)                                         642              611
                                                                  ==========================

Notes:
(1) Obligations due within 12 months of $21 million (December 31, 2005 - $21 million) have been included in accounts payable and accrued liabilities.
(2) Obligations relating to our oil and gas activities amount to $594 million (December 31, 2005 - $564 million) and obligations relating to our chemicals business amount to $48 million (December 31, 2005 - $47 million).


Our total estimated undiscounted asset retirement obligations amount to $1,547 million (December 31, 2005 - $1,471 million). We have discounted the total estimated asset retirement obligations using a weighted-average, credit-adjusted risk-free rate of 5.7%. Approximately $79 million included in our asset retirement obligations will be settled over the next five years. The remaining obligations settle beyond five years and will be funded by future cash flows from our operations.

In connection with the sale of our chemicals business in 2005 to Canexus LP, we contributed $14 million to a remediation fund which is being used for asset retirement obligations associated with the assets sold. We have included this on our Unaudited Consolidated Balance Sheet as deferred charges and other assets.

We own interests in assets for which the fair value of the asset retirement obligations cannot be reasonably determined because the assets currently have an indeterminate life and we cannot determine when remediation activities would take place. These assets include our interest in Syncrude's upgrader and sulphur pile. The estimated future recoverable reserves at Syncrude are significant and given the long life of this asset, we are unable to determine when asset retirement activities would take place. Furthermore, the Syncrude plant can continue to run indefinitely with ongoing maintenance activities. The retirement obligations for these assets will be recorded in the first year in which the lives of the assets are determinable.

10.  DEFERRED CREDITS AND OTHER LIABILITIES

                                                                   June 30      December 31
(Cdn$ millions)                                                       2006             2005
--------------------------------------------------------------------------------------------
Fixed-Price Natural Gas Contracts (Note 11)                             92              128
Deferred Transportation                                                 91               87
Long-Term Marketing Derivative Contracts (Note 11)                      86              124
Stock-Based Compensation Liability                                      40               53
Defined Benefit Pension Obligation                                      42               39
Other                                                                   95               48
                                                                  --------------------------
Total                                                                  446              479
                                                                  ==========================

11.  DERIVATIVE INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

(a) CARRYING VALUE AND ESTIMATED FAIR VALUE OF DERIVATIVE AND FINANCIAL INSTRUMENTS

The carrying value, fair value, and unrecognized gains or losses on our outstanding derivatives and long-term financial assets and liabilities are:

(Cdn$ millions)                                          JUNE 30, 2006                        DECEMBER 31, 2005
--------------------------------------------------------------------------------    -----------------------------------
                                            Carrying       Fair    Unrecognized     Carrying     Fair     Unrecognized
                                               Value      Value     Gain/(Loss)        Value    Value      Gain/(Loss)
                                           -------------------------------------    -----------------------------------
Commodity Price Risk
    Non-Trading Activities
      Crude Oil Put Options                       29         29              --            4        4             --
      Fixed Price Natural Gas Contracts         (119)      (119)             --         (175)    (175)            --
      Natural Gas Swaps                           (3)        (3)             --           29       29             --

    Trading Activities
      Crude Oil and Natural Gas                  231        231              --          161      161             --
      Future Sale of Gas Inventory                --          6               6           --      (35)           (35)

Foreign Currency Risk
    Non-Trading Activities                        13         13              --           14       14             --
    Trading Activities                             5          5              --            8        8             --
                                           -------------------------------------    -----------------------------------
Total Derivatives                                156        162               6           41        6            (35)
                                           =====================================    ===================================

Financial Assets and Liabilities
      Long-Term Debt                          (3,929)    (3,862)            67        (3,687)  (3,863)          (176)
                                           =====================================    ===================================

The estimated fair value of all derivative instruments is based on quoted market prices and, if not available, on estimates from third-party brokers or dealers. The carrying value of cash and cash equivalents, restricted cash and margin deposits, amounts receivable and short-term obligations approximates their fair value because the instruments are near maturity.

(b)  COMMODITY PRICE RISK MANAGEMENT

NON-TRADING ACTIVITIES

We generally sell our crude oil and natural gas under short-term market based contracts.

CRUDE OIL PUT OPTIONS
In 2006, we purchased WTI crude oil put options to provide a base level of price protection without limiting our upside to higher prices. These options establish an annual average WTI floor price of US$50/bbl in 2007 on 105,000 bbls/d at a cost of $26 million. In 2004, we purchased WTI crude oil put options to manage the commodity price risk exposure of a portion of our oil production in 2005 and 2006. These options establish an annual average WTI floor price of US$43/bbl in 2005 and US$38/bbl in 2006 at a cost of $144 million. The 2005 WTI crude oil put options were not used and have expired. The 2006 and 2007 WTI crude oil put options are stated at fair value on our balance sheet. Any change in fair value is included in marketing and other on the Unaudited Consolidated Statement of Income.

                                      Notional                                 Average             Fair
                                       Volumes                    Term           Price            Value
--------------------------------------------------------------------------------------------------------
                                      (bbls/d)                                (US$/bbl)  (Cdn$ millions)
WTI Crude Oil Put Options               30,000                    2006              39               --
                                        20,000                    2006              38               --
                                        10,000                    2006              36               --
                                       105,000                    2007              50               29
                                                                                         ---------------
                                                                                                     29
                                                                                         ===============

FIXED-PRICE NATURAL GAS CONTRACTS AND NATURAL GAS SWAPS
In July and August 2005, we sold certain Canadian oil and gas properties and we retained fixed-price natural gas sales contracts that were previously associated with those properties. Since these contracts are no longer used in the normal course of our oil and gas operations, they have been marked-to-market and are included in the Unaudited Consolidated Balance Sheet. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

                                      Notional                                 Average             Fair
                                       Volumes                    Term           Price            Value
--------------------------------------------------------------------------------------------------------
                                        (Gj/d)                                   ($/Gj)  (Cdn$ millions)
Fixed-Price Natural Gas Contracts       15,514             2006 - 2007     2.28 - 2.47              (27)
                                        15,514             2007 - 2010     2.47 - 2.77              (92)
                                                                                         ---------------
                                                                                                   (119)
                                                                                         ===============

Following the sale of the Canadian oil and gas properties, we entered into natural gas swaps to economically hedge our exposure to the fixed-price natural gas sales contracts. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

                                      Notional                                 Average             Fair
                                       Volumes                    Term           Price            Value
--------------------------------------------------------------------------------------------------------
                                        (Gj/d)                                  ($/Gj)   (Cdn$ millions)
Natural Gas Swaps                       15,514             2006 - 2007    9.17 - 10.59               (9)
                                        15,514             2007 - 2010            7.60                6
                                                                                         ---------------
                                                                                                     (3)
                                                                                         ===============

TRADING ACTIVITIES

CRUDE OIL AND NATURAL GAS
We enter into physical purchase and sales contracts as well as financial commodity contracts to enhance our price realizations and lock in our margins. The physical and financial commodity contracts (derivative contracts) are stated at market value. The $231 million fair value of the derivative contracts at June 30, 2006 is included in the Unaudited Consolidated Balance Sheet and any change is included in marketing and other in the Unaudited Consolidated Statement of Income.

FUTURE SALE OF GAS INVENTORY
We have certain NYMEX futures contracts and swaps in place, which effectively lock in our margins on the future sale of our natural gas inventory in storage. We have designated, in writing, some of these derivative contracts as cash flow hedges of the future sale of our storage inventory. As a result, gains and losses on these designated futures contracts and swaps are recognized in net income when the inventory in storage is sold. The principal terms of these outstanding contracts and the unrecognized gains at June 30, 2006 are:

                                       Hedged                            Average     Unrecognized
                                      Volumes              Month           Price             Gain
--------------------------------------------------------------------------------------------------
                                       (mmcf)                          (US$/mcf)   (Cdn$ millions)
NYMEX Natural Gas Futures              27,190       January 2007           10.61                6
                                                                                  ----------------
                                                                                                6
                                                                                  ================

(c)  FOREIGN CURRENCY EXCHANGE RATE RISK MANAGEMENT

NON-TRADING ACTIVITIES

                                                                                                                         Fair
                                                                        Amount            Term           Rate           Value
------------------------------------------------------------------------------------------------------------------------------
                                                                                                (for US$1.00)   (Cdn$ millions)
Foreign Currency Call Options - Buzzard (i)          (British pound)49 million            2006           2.00               --
Canadian Dollar Call Options - Canexus (ii)        US$9.5 million/US$5 million     2006 - 2007   0.813 - 0.85                4
Foreign Currency Swap (iii)                                      US$37 million            2006          0.736                9
                                                                                                                --------------
                                                                                                                            13
                                                                                                                ==============

(i)  FOREIGN CURRENCY CALL OPTIONS - BUZZARD
Our Buzzard development project in the North Sea creates foreign currency exposure as a portion of the capital costs are denominated in British pounds and Euros. To reduce our exposure to fluctuations in these currencies relative to the US dollar, we purchased foreign currency call options in early 2005, which effectively set a ceiling on most of our British pound and Euro spending exposure from March 2005 through to the end of 2006. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

(ii) CANADIAN DOLLAR CALL OPTIONS - CANEXUS
The operations of Canexus are exposed to changes in the US-dollar exchange rate as a portion of its sales are denominated in US dollars. In connection with the initial public offering of Canexus, Canexus LP purchased Canadian dollar call options to reduce this exposure to fluctuations in the Canadian-US dollar exchange rate. Canexus LP has the right to sell US$9.5 million monthly and purchase Canadian dollars at an exchange rate of US$0.813 until August 2006. On April 3, 2006, Canexus LP purchased additional Canadian dollar call options. Under these option contracts, Canexus LP has the right to sell US$5 million monthly and purchase Canadian dollars at an exchange rate of US$0.85 for the period August 16, 2006 to January 10, 2007. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

(iii) FOREIGN CURRENCY SWAP
We occasionally use derivative instruments to effectively convert cash flows from Canadian to US dollars and vice versa. At June 30, 2006, we held a foreign currency derivative instrument that obligates us and the counterparty to exchange principal and interest amounts. In November 2006, we will pay US$37 million and receive Cdn$50 million. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

TRADING ACTIVITIES

Our sales and purchases of crude oil and natural gas are generally transacted in or referenced to the US dollar, as are most of the financial commodity contracts used by our marketing group. We enter into forward contracts to sell US dollars. When combined with certain commodity sales contracts, either physical or financial, these forward contracts allow us to lock in our margins on the future sale of crude oil and natural gas. The $5 million fair value of our US dollar forward contracts at June 30, 2006 is included in the Unaudited Consolidated Balance Sheet. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

(d)  TOTAL CARRYING VALUE OF DERIVATIVE CONTRACTS RELATED TO TRADING ACTIVITIES

Amounts related to derivative contracts held by our marketing operation are equal to fair value as we use mark-to-market accounting. The amounts are as follows:

                                                                             June 30   December 31
(Cdn$ millions)                                                                 2006          2005
---------------------------------------------------------------------------------------------------
Accounts Receivable                                                              449           382
Deferred Charges and Other Assets (1)                                            131           232
                                                                            -----------------------
    Total Derivative Contract Assets                                             580           614
                                                                            =======================

Accounts Payable and Accrued Liabilities                                         258           321
Deferred Credits and Other Liabilities (1)                                        86           124
                                                                            -----------------------
    Total Derivative Contract Liabilities                                        344           445
                                                                            =======================

    Total Derivative Contract Net Assets (2)                                     236           169
                                                                            =======================

Notes:
(1) These derivative contracts settle beyond 12 months and are considered non-current.
(2) Comprised of $231 million (2005 - $161 million) related to commodity contracts and $5 million (2005 - $8 million) related to US-dollar forward contracts and swaps.

Our exchange-traded derivative contracts are subject to margin deposit requirements. We are required to advance cash to counterparties in order to satisfy these requirements. We have margin deposits of US$15 million ($17 million) at June 30, 2006 (December 31, 2005 - nil), which have been included with restricted cash and margin deposits on our Unaudited Consolidated Balance Sheet.


12.  SHAREHOLDERS' EQUITY

DIVIDENDS
Dividends per common share for the three months ended June 30, 2006 were $0.05 (2005 - $0.05). Dividends per common share for the six months ended June 30, 2006 were $0.10 (2005 - $0.10).


13.  EARNINGS PER COMMON SHARE

We calculate basic earnings per common share from continuing operations using net income from continuing operations divided by the weighted-average number of common shares outstanding. We calculate basic earnings per common share using net income and the weighted-average number of common shares outstanding. We calculate diluted earnings per common share from continuing operations and diluted earnings per common share in the same manner as basic, except we use the weighted-average number of diluted common shares outstanding in the denominator.

                                                                     Three Months        Six Months
                                                                    Ended June 30       Ended June 30
(millions of shares)                                                2006     2005       2006     2005
------------------------------------------------------------------------------------------------------
Weighted-Average Number of Common Shares Outstanding               262.1    260.2      261.9    259.8
Shares Issuable Pursuant to Stock Options                           14.2     13.9       14.4     14.3
Notional Shares to be Purchased from Proceeds of Stock Options      (7.6)    (9.7)      (7.5)   (10.0)
                                                                 -------------------------------------
Weighted-Average Number of Diluted Common Shares Outstanding       268.7    264.4      268.8    264.1
                                                                 =====================================

In calculating the weighted-average number of diluted common shares outstanding for the three and six months ended June 30, 2006 and 2005, all options were included because their exercise price was less than the quarterly average common share market price in the period. During the periods presented, outstanding stock options were the only potentially dilutive instruments.

14.  CASH FLOWS

(a)  CHARGES AND CREDITS TO INCOME NOT INVOLVING CASH

                                                      Three Months       Six Months
                                                     Ended June 30     Ended June 30
(Cdn$ millions)                                       2006    2005      2006    2005
-------------------------------------------------------------------------------------
Depreciation, Depletion, Amortization and Impairment    260     253       526    492
Stock-Based Compensation                                  7      63       109    163
Provision for Future Income Taxes (Note 19)              13       2       284    (70)
Change in Fair Value of Crude Oil Put Options            (3)     10         1    183
Non-Cash Items included in Discontinued Operations       --      26        --     56
Net Income Attributable to Non-Controlling Interests      6      --         9     --
Other                                                    12     (19)       34    (16)
                                                      -------------------------------
Total                                                   295     335       963    808
                                                      ===============================

(b)  CHANGES IN NON-CASH WORKING CAPITAL

                                                      Three Months       Six Months
                                                     Ended June 30     Ended June 30
(Cdn$ millions)                                       2006    2005      2006    2005
-------------------------------------------------------------------------------------
   Accounts Receivable                                   8    (245)      837    (178)
   Inventories and Supplies                           (108)   (110)     (258)   (209)
   Other Current Assets                                 16       7        21      11
   Accounts Payable and Accrued Liabilities           (272)    329      (843)    284
   Accrued Interest Payable                             15      17        (2)     23
                                                      -------------------------------
Total                                                 (341)     (2)     (245)    (69)
                                                      ===============================
Relating to:
   Operating Activities                               (377)    (43)     (304)    (96)
   Investing Activities                                 36      41        59      27
                                                      -------------------------------
Total                                                 (341)     (2)     (245)    (69)
                                                      ===============================

(c)  OTHER CASH FLOW INFORMATION

                                                      Three Months       Six Months
                                                     Ended June 30     Ended June 30
(Cdn$ millions)                                       2006    2005      2006    2005
-------------------------------------------------------------------------------------
Interest Paid                                           50      54       130     110
Income Taxes Paid                                      138      90       208     152
                                                      -------------------------------


15.  MARKETING AND OTHER

                                                      Three Months       Six Months
                                                     Ended June 30     Ended June 30
(Cdn$ millions)                                       2006    2005      2006    2005
-------------------------------------------------------------------------------------
Marketing Revenue, Net                                 293     218       730     442
Change in Fair Value of Crude Oil Put Options            3     (10)       (1)   (183)
Interest                                                11      15        19      18
Foreign Exchange Gains (Losses)                        (27)     18       (48)     28
Other (1)                                               96       1       102       4
                                                      -------------------------------
Total                                                  376     242       802     309
                                                      ===============================

Note:
(1) Other income for the three and six months ended June 30, 2006 includes $74 million (2005 - $nil) of business interruption proceeds received from our insurers relating to generator failures in 2005 at our UK oil and gas operations.

16.  DISCONTINUED OPERATIONS

In the third quarter of 2005, we sold certain Canadian conventional oil and gas properties in southeast Saskatchewan, northwest Saskatchewan, northeast British Columbia and the Alberta foothills. The results of operations of these properties have been presented as discontinued operations. The sales closed in the third quarter of 2005 with net proceeds of $900 million after closing adjustments, and we realized gains of $225 million. These gains are net of losses attributable to pipeline contracts and fixed price gas sales contracts associated with these properties that we have retained, but no longer use in connection with our oil and gas business.

                                                          Three Months    Six Months
                                                         Ended June 30   Ended June 30
(Cdn$ millions, except per share amounts)                 2006    2005    2006    2005
---------------------------------------------------------------------------------------
Revenues and Other Income
    Net Sales                                               --      67      --     127
Expenses
    Operating                                               --      11      --      23
    Depreciation, Depletion, Amortization and Impairment    --      11      --      28
    Exploration Expense                                     --      --      --       1
                                                         ------------------------------
Income before Income Taxes                                  --      45      --      75
    Future Income Taxes                                     --      15      --      27
                                                         ------------------------------
Net Income from Discontinued Operations                     --      30      --      48
                                                         ==============================

Earnings Per Common Share ($/share)
   Basic (Note 13)                                          --     0.12     --     0.18
                                                         ==============================
   Diluted (Note 13)                                        --     0.12     --     0.18
                                                         ==============================

17.  COMMITMENTS, CONTINGENCIES AND GUARANTEES

As described in Note 15 to the Audited Consolidated Financial Statements included in our 2005 Annual Report on Form 10-K and described below, there are a number of lawsuits and claims pending, the ultimate results of which cannot be ascertained at this time. We record costs as they are incurred or become determinable. We believe the resolution of these matters would not have a material adverse effect on our liquidity, consolidated financial position or results of operations.

In June 2003, a subsidiary of Occidental Petroleum Corporation (Occidental) initiated an arbitration against us at the International Court of Arbitration of the International Chamber of Commerce (ICC Court) regarding an Area of Mutual Interest agreement relating to certain portions of Block 51 in the Republic of Yemen. In April 2006, the ICC Court released its tribunal's partial award that held we were obliged to offer Occidental the right to acquire 50% of our interest in those areas and that we breached that obligation. The result of this award is that Occidental is entitled to monetary damages. The ICC tribunal did not determine the amount of damages due to Occidental in this partial award. These damages will be determined at the conclusion of the second and final phase of the arbitration which will likely occur in late 2007. The amount of damages cannot be reasonably estimated at this time. Resolution of this matter is not expected to have a material adverse effect on our liquidity, consolidated financial position or operating activities.

18.  PENSION AND OTHER POST RETIREMENT BENEFITS

(a)  NET PENSION EXPENSE RECOGNIZED UNDER OUR DEFINED BENEFIT PENSION PLANS

                                                  Three Months      Six Months
                                                 Ended June 30    Ended June 30
(Cdn$ millions)                                    2006   2005     2006   2005
-------------------------------------------------------------------------------
Nexen
    Cost of Benefits Earned by Employees              4      4        8      6
    Interest Cost on Benefits Earned                  3      4        6      7
    Expected Return on Plan Assets                   (3)    (3)      (6)    (5)
    Net Amortization and Deferral                     1     --        2      1
                                                 ------------------------------
    Net Pension Expense                               5      5       10      9
                                                 ------------------------------

Canexus
    Cost of Benefits Earned by Employees              1     --        2     --
    Interest Cost on Benefits Earned                  1     --        2     --
    Expected Return on Plan Assets                   (1)    --       (2)    --
    Net Amortization and Deferral                    --     --       --     --
                                                 ------------------------------
    Net Pension Expense                               1     --        2     --
                                                 ------------------------------

Syncrude
    Cost of Benefits Earned by Employees              1      1        2      2
    Interest Cost on Benefits Earned                  1      1        2      3
    Expected Return on Plan Assets                   (1)    (1)      (2)    (2)
    Net Amortization and Deferral                     1     --        2     --
                                                 ------------------------------
    Net Pension Expense                               2      1        4      3
                                                 ------------------------------
Total                                                 8      6       16     12
                                                 ==============================

(b)  EMPLOYER FUNDING CONTRIBUTIONS

Our expected total funding contributions for 2006 disclosed in Note 16 to the Audited Consolidated Financial Statements in our 2005 Annual Report on Form 10-K have not changed for the Nexen and Canexus defined benefit pension plans and our share of Syncrude's defined benefit pension plan.


19.  PROVISION FOR FUTURE INCOME TAXES

During the first quarter of 2006, we recorded a future income tax expense of $277 million related to an increase in the supplemental tax rate on oil and gas activities in the United Kingdom. Legislation was introduced to the United Kingdom parliament during the first quarter to increase the supplemental tax rate from 10% to 20%, effective January 1, 2006.

20.  OPERATING SEGMENTS AND RELATED INFORMATION

Nexen is involved in activities relating to Oil and Gas, Syncrude and Chemicals in various geographic locations as described in Note 20 to the Audited Consolidated Financial Statements included in our 2005 Annual Report on Form 10-K.

THREE MONTHS ENDED JUNE 30, 2006

                                                                                                             Corporate
                                                                                                                   and
(Cdn$ millions)                                       Oil and Gas                      Syncrude(1)  Chemicals    Other    Total
--------------------------------------------------------------------------------------------------------------------------------
                                                                       Other
                                                United    United   Countries
                               Yemen   Canada   States   Kingdom         (2) Marketing
                              ---------------------------------------------------------
 Net Sales                       364      122    161       134        39          7         114          98        --     1,039
 Marketing and Other               1        5     --        77 (3)     1        293          --          12       (13)(4)   376
                              --------------------------------------------------------------------------------------------------
                                 365      127    161       211        40        300         114         110       (13)    1,415
 Less: Expenses
  Operating                       38       34     22        20         1          5          44          59        --       223
  Depreciation, Depletion,
    Amortization and
     Impairment                   91       38     49        54         3          1           6          10         8       260
  Transportation and Other         1        1     --        --        --        186           5          10        --       203
  General and Administrative (5)  --        9     11         2        10         39          --           6        34       111
  Exploration                     --        8     15         8        15 (6)     --          --          --        --        46
  Interest                        --       --     --        --        --         --          --           3         8        11
                              --------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
     before Income Taxes         235       37     64       127        11         69          59          22       (63)      561
                              ===========================================================================================
 Less: Provision for Income
  Taxes (7)                                                                                                                 149
 Less: Non-Controlling
  Interests                                                                                                                   6
                                                                                                                         ------
 Net Income                                                                                                                 406
                                                                                                                         ======

 Identifiable Assets             540    3,105  1,437     5,081       173      2,698 (8)   1,177         462       295    14,968
                              ==================================================================================================

 Capital Expenditures
  Development and Other           28      309     80       159         4         34          20           8        10       652
  Exploration                     10       71     72         6         8         --          --          --        --       167
  Proved Property Acquisitions    --       --     --        --        --         --          --          --        --        --
                              --------------------------------------------------------------------------------------------------
                                  38      380    152       165        12         34          20           8        10       819
                              ==================================================================================================

 Property, Plant and Equipment
  Cost                         2,235    4,369  2,512     4,129       202        209       1,292         828       262    16,038
  Less: Accumulated DD&A       1,923    1,369  1,196       319        70         42         174         474       136     5,703
                              --------------------------------------------------------------------------------------------------
 Net Book Value                  312    3,000  1,316     3,810       132        167       1,118         354       126    10,335
                              ==================================================================================================
Notes:
(1) Syncrude is considered a mining operation for US reporting purposes. Property, plant and equipment at June 30, 2006 include mineral rights of $6 million.
(2) Includes results of operations from producing activities in Colombia.
(3) Includes proceeds of $74 million from business  interruption  insurance claims for generator failures in 2005 at our UK oil and gas operations.
(4) Includes interest income of $11 million, foreign exchange losses of $27 million and increase in the fair value of crude oil put options of $3 million.
(5) Includes stock-based compensation expense of $14 million.
(6) Includes exploration activities primarily in Nigeria and Colombia.
(7) Includes Yemen cash taxes of $81 million.
(8) Approximately 84% of Marketing's identifiable assets are accounts receivable and inventories.

SIX MONTHS ENDED JUNE 30, 2006

                                                                                                             Corporate
                                                                                                                   and
(Cdn$ millions)                                       Oil and Gas                      Syncrude(1)  Chemicals    Other    Total
--------------------------------------------------------------------------------------------------------------------------------
                                                                       Other
                                                United    United   Countries
                               Yemen   Canada   States   Kingdom         (2) Marketing
                              ---------------------------------------------------------
 Net Sales                       692      233    342       268        67         14         198         205        --     2,019
 Marketing and Other               4        6     --        79 (3)     1        730          --          12       (30)(4)   802
                              --------------------------------------------------------------------------------------------------
                                 696      239    342       347        68        744         198         217       (30)    2,821
 Less: Expenses
  Operating                       74       68     52        42         3         12          97         125        --       473
  Depreciation, Depletion,
    Amortization and
     Impairment                  168       75    104       125         5          4          11          20        14       526
  Transportation and Other         3       11     --        --        --        418          11          20        --       463
  General and Administrative (5)  14       50     45         6        25         75          --          13        97       325
  Exploration                     --       14     77        28        30 (6)     --          --          --        --       149
  Interest                        --       --     --        --        --         --          --           5        15        20
                              --------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
     before Income Taxes         437       21     64       146         5        235          79          34      (156)      865
                              ===========================================================================================
 Less: Provision for Income
  Taxes  (7), (8)                                                                                                           529
 Less: Non-Controlling
  Interests                                                                                                                   9
                                                                                                                         -------
 Net Income                                                                                                                 327
                                                                                                                         =======

 Identifiable Assets             540    3,105  1,437     5,081       173      2,698 (9)   1,177         462        295   14,968
                              ==================================================================================================

 Capital Expenditures
  Development and Other           75      634    144       279        13         35          57          10        17     1,264
  Exploration                     15      117    112        25        15         --          --          --        --       284
  Proved Property Acquisitions    --        2     --         1        --         --          --          --        --         3
                              --------------------------------------------------------------------------------------------------
                                  90      753    256       305        28         35          57          10        17     1,551
                              ==================================================================================================

 Property, Plant and Equipment
  Cost                         2,235    4,369  2,512     4,129       202        209       1,292         828       262    16,038
  Less: Accumulated DD&A       1,923    1,369  1,196       319        70         42         174         474       136     5,703
                              --------------------------------------------------------------------------------------------------
 Net Book Value                  312    3,000  1,316     3,810       132        167       1,118         354       126    10,335
                              ==================================================================================================
Notes:
(1) Syncrude is considered a mining operation for US reporting purposes. Property, plant and equipment at June 30, 2006 include mineral rights of $6 million.
(2) Includes results of operations from producing activities in Colombia.
(3) Includes proceeds of $74 million from business  interruption  insurance claims for generator failures in 2005 at our UK oil and gas operations.
(4) Includes interest income of $19 million, foreign exchange losses of $48 million and decrease in the fair value of crude oil put options of $1 million.
(5) Includes stock-based compensation expense of $153 million.
(6) Includes exploration activities primarily in Nigeria and Colombia.
(7) Includes Yemen cash taxes of $148 million.
(8) Includes  future  income tax expense of $277  million  related to an increase in the  supplemental  tax rate on oil and gas activities in the United Kingdom (see Note 19).
(9) Approximately 84% of Marketing's identifiable assets are accounts receivable and inventories.

THREE MONTHS ENDED JUNE 30, 2005

                                                                                                             Corporate
                                                                                                                   and
(Cdn$ millions)                                       Oil and Gas                      Syncrude(1)  Chemicals    Other    Total
--------------------------------------------------------------------------------------------------------------------------------
                                                                       Other
                                                United    United   Countries
                               Yemen   Canada   States   Kingdom         (2) Marketing
                              ---------------------------------------------------------
 Net Sales                       325       94    184        71        27          6         102         100        --       909
 Marketing and Other               2        1     --        --         4        218          --          --        17 (3)   242
                              --------------------------------------------------------------------------------------------------
                                 327       95    184        71        31        224         102         100        17     1,151
 Less: Expenses
  Operating                       38       27     22        28         5          6          33          57        --       216
  Depreciation, Depletion,
    Amortization and
     Impairment                   84       35     59        36         5          2           5          23 (4)     4       253
  Transportation and Other         1        6     --        --        --        146           5          10         1       169
  General and Administrative (5)   7       22     19         1        12         16          --          12        35       124
  Exploration                      2        6     63        12        22 (6)     --          --          --        --       105
  Interest                        --       --     --        --        --         --          --          --        31        31
                              --------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
     before Income Taxes         195       (1)    21        (6)      (13)        54          59          (2)      (54)      253
                              ===========================================================================================
 Less: Provision for Income
  Taxes  (7)                                                                                                                 83
 Add:  Net Income from
  Discontinued Operations                                                                                                    30
                                                                                                                         -------
 Net Income                                                                                                                 200
                                                                                                                         =======

 Identifiable Assets             688    2,338  1,379     4,454       223      2,403 (8)   1,014         483        465   13,447
                              ==================================================================================================

 Capital Expenditures
  Development and Other           68      216     48       152         3         12          50           3         5       557
  Exploration                      8        7     60        13        26         --          --          --        --       114
  Proved Property Acquisitions    --        1      3         1        --         --          --          --        --         5
                              --------------------------------------------------------------------------------------------------
                                  76      224    111       166        29         12          50           3         5       676
                              ==================================================================================================

 Property, Plant and Equipment
  Cost                         2,227    3,009  2,390     3,857       444        170       1,125         831       208    14,261
  Less: Accumulated DD&A       1,727    1,250  1,136        96       311         69         164         446       100     5,299
                              --------------------------------------------------------------------------------------------------
 Net Book Value                  500    1,759  1,254     3,761       133        101         961         385       108     8,962(9)
                              ==================================================================================================
Notes:
(1) Syncrude is considered a mining operation for US reporting purposes. Property, plant and equipment at June 30, 2005 include mineral rights of $6 million.
(2) Includes results of operations from producing activities in Nigeria and Colombia.
(3) Includes interest income of $15 million, foreign exchange gains of $18 million, decrease in the fair value of crude oil put options of $10 million and decrease in the fair value of foreign currency options of $6 million.
(4) Includes  impairment  charge of $12 million  related to the pending  closure of our sodium  chlorate plant in  Amherstburg,
    Ontario.
(5) Includes stock-based compensation expense of $65 million.
(6) Includes exploration activities primarily in Nigeria, Colombia and Equatorial Guinea.
(7) Includes Yemen cash taxes of $70 million.
(8) Approximately 81% of marketing's identifiable assets are accounts receivable and inventories.
(9) Excludes property, plant and equipment related to our discontinued operations. See Note 16.

SIX MONTHS ENDED JUNE 30, 2005
                                                                                                             Corporate
                                                                                                                   and
(Cdn$ millions)                                       Oil and Gas                      Syncrude(1)  Chemicals    Other     Total
---------------------------------------------------------------------------------------------------------------------------------
                                                                       Other
                                                United    United   Countries
                               Yemen   Canada   States   Kingdom         (2) Marketing
                              ---------------------------------------------------------
 Net Sales                       608      180    381       173        49         10         168         196        --      1,765
 Marketing and Other               3        2     --        --         4        442          --           1      (143)(3)    309
                              ---------------------------------------------------------------------------------------------------
                                 611      182    381       173        53        452         168         197      (143)     2,074
 Less: Expenses
  Operating                       73       56     44        53         6         12          73         112        --        429
  Depreciation, Depletion,
    Amortization and
     Impairment                  149       70    125        82         9          5           9          33 (4)    10        492
  Transportation and Other         2       11     --        --        --        318           8          20        13        372
  General and Administrative (5)  17       54     37         2        30         33          --          27       105        305
  Exploration                      3       11     73        15        30 (6)     --          --          --        --        132
  Interest                        --       --     --        --        --         --          --          --        65         65
                              ---------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
     before Income Taxes         367      (20)   102        21       (22)        84          78           5      (336)       279
                              ===========================================================================================
 Less: Provision for Income
  Taxes (7)                                                                                                                   90
 Add: Net Income from
  Discontinued Operations                                                                                                     48
                                                                                                                          -------
 Net Income                                                                                                                  237
                                                                                                                          =======

 Identifiable Assets             688    2,338  1,379     4,454       223      2,403 (8)   1,014         483       465     13,447
                              ===================================================================================================

 Capital Expenditures
  Development and Other          131      430     67       292         7         13          94           4         7      1,045
  Exploration                     16       27    132        16        33         --          --          --        --        224
  Proved Property Acquisitions    --        2      3         1        --         --          --          --        --          6
                              ---------------------------------------------------------------------------------------------------
                                 147      459    202       309        40         13          94           4         7      1,275
                              ===================================================================================================

 Property, Plant and Equipment
  Cost                         2,227    3,009  2,390     3,857       444        170       1,125         831       208     14,261
  Less: Accumulated DD&A       1,727    1,250  1,136        96       311         69         164         446       100      5,299
                              ---------------------------------------------------------------------------------------------------
 Net Book Value                  500    1,759  1,254     3,761       133        101         961         385       108      8,962(9)
                              ===================================================================================================
Notes:
(1) Syncrude is considered a mining operation for US reporting purposes. Property, plant and equipment at June 30, 2005 include mineral rights of $6 million.
(2) Includes results of operations from producing activities in Nigeria and Colombia.
(3) Includes interest income of $18 million, foreign exchange gains of $28 million, decrease in the fair value of crude oil put options of $183 million and decrease in the fair value of foreign currency options of $6 million.
(4) Includes  impairment  charge of $12 million  related to the pending  closure of our sodium  chlorate plant in  Amherstburg,
    Ontario.
(5) Includes stock-based compensation expense of $190 million.
(6) Includes exploration activities primarily in Nigeria, Colombia and Equatorial Guinea.
(7) Includes Yemen cash taxes of $129 million.
(8) Approximately 81% of marketing's identifiable assets are accounts receivable and inventories.
(9) Excludes property, plant and equipment related to our discontinued operations. See Note 16.

21. DIFFERENCES BETWEEN CANADIAN AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Unaudited Consolidated Financial Statements have been prepared in accordance with Canadian GAAP. The US GAAP Unaudited Consolidated Statement of Income and Balance Sheet and summaries of differences from Canadian GAAP are as follows:

(a)  UNAUDITED CONSOLIDATED STATEMENT OF INCOME - US GAAP
     FOR THE THREE AND SIX MONTHS ENDED JUNE 30

                                                                  Three Months         Six Months
                                                                 Ended June 30       Ended June 30
(Cdn$ millions, except per share amounts)                        2006     2005       2006     2005
---------------------------------------------------------------------------------------------------
REVENUES AND OTHER INCOME
    Net Sales                                                   1,039      909      2,019    1,765
    Marketing and Other (ii)                                      377      242        813      309
                                                               ------------------------------------
                                                                1,416    1,151      2,832    2,074
                                                               ------------------------------------
EXPENSES
    Operating (iv)                                                225      218        477      433
    Depreciation, Depletion, Amortization and Impairment (i)      260      261        526      508
    Transportation and Other                                      203      169        463      372
    General and Administrative (viii)                             122      124        343      305
    Exploration                                                    46      105        149      132
    Interest                                                       11       31         20       65
                                                               ------------------------------------
                                                                  867      908      1,978    1,815
                                                               ------------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES             549      243        854      259
                                                               ------------------------------------

PROVISION FOR INCOME TAXES
    Current                                                       136       81        245      160
    Deferred (ii); (iv); (viii); (ix)                              10        2          4      (71)
                                                               ------------------------------------
                                                                  146       83        249       89
                                                               ------------------------------------

NET INCOME FROM CONTINUING OPERATIONS BEFORE NON-CONTROLLING      403      160        605      170
  INTERESTS
    Net Income Attributable to Non-Controlling Interests            6       --          9       --
                                                               ------------------------------------

NET INCOME FROM CONTINUING OPERATIONS                             397      160        596      170
    Net Income from Discontinued Operations (i)                    --       28         --       44
                                                               ------------------------------------

NET INCOME - US GAAP (1)                                          397      188        596      214
                                                               ====================================

EARNINGS PER COMMON SHARE ($/share)
    Basic (Note 13)
      Net Income from Continuing Operations                      1.52     0.61       2.28     0.65
      Net Income from Discontinued Operations                      --     0.11         --     0.17
                                                               ------------------------------------
                                                                 1.52     0.72       2.28     0.82
                                                               ====================================
    Diluted (Note 13)
      Net Income from Continuing Operations                      1.48     0.60       2.22     0.64
      Net Income from Discontinued Operations                      --     0.11         --     0.17
                                                               ------------------------------------
                                                                 1.48     0.71       2.22     0.81
                                                               ====================================

Note:
(1) RECONCILIATION OF CANADIAN AND US GAAP NET INCOME

                                                                 Three Months         Six Months
                                                                Ended June 30       Ended June 30
(Cdn$ millions)                                                  2006    2005        2006    2005
--------------------------------------------------------------------------------------------------
    Net Income - Canadian GAAP                                    406     200         327     237
    Impact of US Principles, Net of Income Taxes:
      Depreciation, Depletion, Amortization and Impairment (i)     --     (10)         --     (20)
      Liability-Based Stock Compensation Plans (viii)              (8)     --         (12)     --
      Deferred Income Taxes (ix)                                   --      --         277      --
      Other (ii); (iv)                                             (1)     (2)          4      (3)
                                                                 ----------------------------------
    Net Income - US GAAP                                          397     188         596     214
                                                                 ==================================

(b)      UNAUDITED CONSOLIDATED BALANCE SHEET - US GAAP

                                                                               June 30    December 31
(Cdn$ millions, except share amounts)                                             2006           2005
------------------------------------------------------------------------------------------------------
ASSETS
    CURRENT ASSETS
      Cash and Cash Equivalents                                                     86             48
      Restricted Cash and Margin Deposits                                           58             70
      Accounts Receivable (ii)                                                   2,394          3,151
      Inventories and Supplies                                                     745            504
      Other                                                                         29             51
                                                                            --------------------------
        Total Current Assets                                                     3,312          3,824
                                                                            --------------------------

    PROPERTY, PLANT AND EQUIPMENT
      Net of Accumulated Depreciation, Depletion, Amortization and
         Impairment of $6,096 (December 31, 2005 - $5,861) (iv); (vii)          10,287          9,550
    DEFERRED INCOME TAX ASSETS (ix)                                                550            410
    DEFERRED CHARGES AND OTHER ASSETS (v); (vi)                                    258            345
    GOODWILL                                                                       362            364
                                                                            --------------------------
                                                                                14,769         14,493
                                                                            ==========================

LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
      Short Term Borrowings                                                         87              -
      Accounts Payable and Accrued Liabilities (ii); (viii)                      3,008          3,745
      Accrued Interest Payable                                                      52             55
      Dividends Payable                                                             13             13
                                                                            --------------------------
        Total Current Liabilities                                                3,160          3,813
                                                                            --------------------------

    LONG-TERM DEBT (v)                                                           3,874          3,630
    DEFERRED INCOME TAX LIABILITIES (i) - (ix)                                   2,004          1,906
    ASSET RETIREMENT OBLIGATIONS                                                   621            590
    DEFERRED CREDITS AND LIABILITIES (vi)                                          472            505
    NON-CONTROLLING INTERESTS                                                       84             88
    SHAREHOLDERS' EQUITY
      Common Shares, no par value
        Authorized:   Unlimited
        Outstanding:  2006   - 262,142,876 shares
                      2005   - 261,140,571 shares                                  799            732
      Contributed Surplus                                                            3              2
      Retained Earnings (ii); (iv); (viii); (ix)                                 3,988          3,418
      Accumulated Other Comprehensive Income (AOCI) (ii); (iii); (vi)             (236)          (191)
                                                                            --------------------------
          Total Shareholders' Equity                                             4,554          3,961
                                                                            --------------------------

    COMMITMENTS, CONTINGENCIES AND GUARANTEES
                                                                                14,769         14,493
                                                                            ==========================

(c)  UNAUDITED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME - US GAAP
     FOR THE THREE AND SIX MONTHS ENDED JUNE 30

                                                                      Three Months       Six Months
                                                                     Ended June 30      Ended June 30
(Cdn$ millions)                                                       2006    2005       2006    2005
------------------------------------------------------------------------------------------------------
Net Income - US GAAP                                                   397     188        596     214
Other Comprehensive Income, Net of Income Taxes:
    Translation Adjustment (iii)                                       (63)     13        (65)     23
    Unrealized Mark-to-Market Gains (Losses) (ii)                        6      (2)        20      (7)
                                                                      --------------------------------
Comprehensive Income                                                   340     199        551     230
                                                                      ================================

(d)  UNAUDITED CONSOLIDATED STATEMENT OF ACCUMULATED OTHER COMPREHENSIVE
     INCOME - US GAAP

                                                                    June 30   December 31
(Cdn$ millions)                                                        2006          2005
------------------------------------------------------------------------------------------
Translation Adjustment (iii)                                          (226)          (161)
Unrealized Mark-to-Market Gains (Losses) - Cash Flow Hedges (ii)         4            (16)
Minimum Pension Liability Adjustment (vi)                              (14)           (14)
                                                                   -----------------------
Accumulated Other Comprehensive Income (AOCI)                         (236)          (191)
                                                                   =======================

NOTES:
i. Under US GAAP, the liability method of accounting for income taxes was adopted in 1993. In Canada, the liability method was adopted in 2000. In 1997, we acquired certain oil and gas assets and the amount paid for these assets differed from the tax basis acquired. Under US principles, this difference was recorded as a deferred tax liability with an increase to property, plant and equipment rather than a charge to retained earnings. As a result, additional depreciation, depletion, amortization and impairment expense of $10 million and $20 million was included in net income for the three and six months ended June 30, 2005 respectively. The difference was fully amortized during 2005.

ii. Under US GAAP, all derivative instruments are recognized on the balance sheet as either an asset or a liability measured at fair value. Changes in the fair value of derivatives are recognized in earnings unless specific hedge criteria are met.

       CASH FLOW HEDGES
       Changes in the fair value of derivatives that are designated as cash flow hedges are recognized in earnings in the same period as the hedged item. Any fair value change in a derivative before that period is recognized on the balance sheet. The effective portion of that change is recognized in other comprehensive income with any ineffectiveness recognized in net income during the period of change.

       FUTURE SALE OF GAS INVENTORY: At December 31, 2005, losses of $35 million were included in accounts payable with respect to futures contracts and swaps we used to hedge commodity price risk on the future sale of our gas inventory as described in Note 11. Losses of $24 million ($16 million, net of income taxes) related to the effective portion were deferred in AOCI until the underlying gas inventory was sold. These losses were reclassified to marketing and other when the contracts were settled in the first quarter of 2006. The ineffective portion of the losses of $11 million ($7 million, net of income taxes) was recognized in net income during 2005.

       At June 30, 2006, gains of $6 million were included in accounts receivable with respect to futures contracts and swaps we used to hedge commodity price risk on the future sale of our gas inventory as described in Note 11. Gains of $6 million ($4 million, net of income taxes) related to the effective portion have been deferred in AOCI until the underlying gas inventory is sold. These losses will be reclassified to marketing and other as the contracts settle over the next 12 months. At June 30, 2006, there was no ineffective portion.

       FAIR VALUE HEDGES

       Both the derivative instrument and the underlying commitment are recognized on the balance sheet at their fair value. The change in fair value of both is reflected in earnings. At June 30, 2006 and at December 31, 2005, we had no fair value hedges in place.

iii. Under US GAAP, exchange gains and losses arising from the translation of our net investment in self-sustaining foreign operations are included in comprehensive income. Additionally, exchange gains and losses, net of income taxes, from the translation of our US-dollar long-term debt designated as a hedge of our foreign net investment are included in comprehensive income. Cumulative amounts are included in AOCI in the Unaudited Consolidated Balance Sheet - US GAAP.

iv. Under Canadian GAAP, we defer certain development costs and all pre-operating revenues and costs to property, plant and equipment. Under US principles, these costs have been included in operating expenses. As a result:

       o operating expenses include pre-operating costs of $2 million and $4 million for the three and six months ended June 30, 2006, respectively ($2 million and $3 million, respectively, net of income taxes) (2005 - $2 million and $4 million, respectively ($2 million and $3 million, respectively, net of income taxes)); and

       o property, plant and equipment is lower under US GAAP by $29 million (December 31, 2005 - $25 million).

v. Under US GAAP, discounts on long-term debt are classified as a reduction of long-term debt rather than as deferred charges and other assets. Discounts of $55 million (December 31, 2005 - $57 million) were re-classed and included in long-term debt.

vi. Under US GAAP, the amount by which our accrued pension cost is less than the unfunded accumulated benefit obligation is included in AOCI and accrued pension liabilities. As a result, deferred credits and other liabilities are higher by $26 million (December 31, 2005 - $26 million), deferred charges and other assets are higher by $4 million (December 31, 2005 - $4 million) and $22 million ($14 million, net of income taxes) was included in AOCI (December 31, 2005 - $22 million ($14 million, net of income taxes)).

vii. On January 1, 2003, we adopted FASB Statement 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS (FAS 143) for US GAAP reporting purposes. We adopted the equivalent Canadian standard for asset retirement obligations on January 1, 2004. These standards are consistent except for the adoption date which resulted in our property, plant and equipment under US GAAP being lower by $19 million.

viii. Under Canadian principles, we record obligations for liability-based stock compensation plans using the intrinsic-value method of accounting. Under US principles, obligations for liability-based stock compensation plans are recorded using the fair-value method of accounting. As a result, general and administrative expense and accounts payable and accrued liabilities are higher under US GAAP by $11 million and $18 million for the three and six months ended June 30, 2006, respectively ($8 million and $12 million, respectively, net of income taxes).

ix. Under US GAAP, enacted tax rates are used to calculate deferred income taxes, whereas under Canadian GAAP, substantively enacted rates are used. During the first quarter of 2006, the UK government substantively enacted increases to the supplementary tax on oil and gas activities from 10% to 20%, effective January 1, 2006. This created a $277 million future income tax expense during the first quarter of 2006 under Canadian GAAP.


(e)  STOCK-BASED COMPENSATION

CHANGE IN ACCOUNTING POLICY - US GAAP
On January 1, 2006, we adopted FASB Statement 123 (revised), SHARE-BASED PAYMENT (Statement 123(R)) using the modified-prospective approach and graded-vesting amortization. Under Statement 123(R) our tandem options and stock appreciation rights are considered liability-based stock compensation plans. Under the modified-prospective approach, no amounts are restated in prior periods. Upon adoption of Statement 123(R), we recorded a cumulative effect of a change in accounting principle of $2 million. This amount was recorded in general and administrative expenses during the first quarter of 2006 in our US GAAP Consolidated Statement of Income.

Prior to the adoption of Statement 123(R), we accounted for our liability-based stock compensation plans in accordance with FASB Interpretation 28, ACCOUNTING FOR STOCK APPRECIATION RIGHTS AND OTHER VARIABLE STOCK OPTION OR AWARD PLANS (the intrinsic-value method). Accordingly, obligations were accrued on a graded-vesting basis and represented the difference between the market value of our common shares and the exercise price of underlying options and rights. Under Statement 123(R), obligations for liability-based stock compensation plans are measured at their fair value, and are re-measured at fair value in each subsequent reporting period.

Consistent with Statement 123(R), we account for any stock options that do not include a cash feature (equity-based stock compensation plans), using the fair-value method.

The impact of adopting Statement 123(R) on our results for the three months ended June 30, 2006 is as follows:

                                                                    Prior to adoption   After adoption    Increase /
(Cdn$ millions)                                                          of FAS 123(R)    of FAS 123(R)  (Decrease)
--------------------------------------------------------------------------------------------------------------------
Income from Continuing Operations before Income Taxes - US GAAP                   560             549         (11)
Net Income - US GAAP                                                              405             397          (8)
Basic Earnings per Common Share - US GAAP ($/share)                              1.55            1.52       (0.03)
Diluted Earnings per Common Share - US GAAP ($/share)                            1.51            1.48       (0.03)
                                                                    ------------------------------------------------

The impact of adopting Statement 123(R) on our results for the six months ended June 30, 2006 is as follows:

                                                                    Prior to adoption   After adoption    Increase /
(Cdn$ millions)                                                          of FAS 123(R)    of FAS 123(R)  (Decrease)
--------------------------------------------------------------------------------------------------------------------
Income from Continuing Operations before Income Taxes - US GAAP                   872             854         (18)
Net Income - US GAAP                                                              608             596         (12)
Basic Earnings per Common Share - US GAAP ($/share)                              2.32            2.28       (0.04)
Diluted Earnings per Common Share - US GAAP ($/share)                            2.26            2.22       (0.04)
                                                                    ------------------------------------------------

We recognize stock-based compensation expense for our retired and retirement-eligible employees over an accelerated vesting period in accordance with the provisions of Statement 123(R) for stock-based awards granted to employees after December 31, 2005. For stock-based awards granted prior to the adoption of Statement 123(R), stock-based compensation expense for our retired and retirement-eligible employees is recognized over a graded vesting period. If we applied the accelerated vesting provisions of Statement 123(R) to stock-based awards granted to our retired and retirement-eligible employees prior to the adoption of Statement 123(R), there would be no material change to our stock-based compensation expense for the three months ended June 30, 2006 and 2005 and for the six months ended June 30, 2006 and 2005.

NEW ACCOUNTING PRONOUNCEMENTS

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement 155, ACCOUNTING FOR CERTAIN HYBRID INSTRUMENTS, which amends Statement 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, and Statement 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES. Statement 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation from its host contract in accordance with Statement 133. Statement 155 also clarifies and amends certain other provisions of Statement 133 and Statement 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.